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                                                                     EXHIBIT 2.8



                            ASSET PURCHASE AGREEMENT


                            DATED SEPTEMBER 27, 1999


                                  BY AND AMONG

                     RUSH TRUCK CENTERS OF CALIFORNIA, INC.

                          NORM PRESSLEY'S TRUCK CENTER

                                       AND

                                 SCOTT PRESSLEY



                              COVERING THE PURCHASE
                             OF SPECIFIED ASSETS OF

                          NORM PRESSLEY'S TRUCK CENTER


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                                TABLE OF CONTENTS


1.       GENERAL DEFINITIONS...........................................................          1
         1.1      Adjoining Property Assignment........................................          1
         1.2      Adjoining Property Landlord..........................................          1
         1.3      Adjoining Property Lease.............................................          1
         1.4      Affiliate............................................................          1
         1.5      Article..............................................................          2
         1.6      Assets...............................................................          2
         1.7      Balance Sheet Date...................................................          2
         1.8      Best Knowledge.......................................................          2
         1.9      Bonus Payment........................................................          2
         1.10     Closing..............................................................          2
         1.11     Closing Date.........................................................          2
         1.12     Closing Price........................................................          2
         1.13     Commission. .........................................................          2
         1.14     Common Stock.........................................................          2
         1.15     Contracts............................................................          2
         1.16     Control..............................................................          2
         1.17     Dealer Cost..........................................................          2
         1.18     Deposits.............................................................          3
         1.19     Disclosure Schedule..................................................          3
         1.20     El Centro Landlord...................................................          3
         1.21     El Centro Lease......................................................          3
         1.22     Employment Agreement.................................................          3
         1.23     ERISA................................................................          3
         1.24     Exchange Act.........................................................          3
         1.25     Excluded Assets......................................................          3
         1.26     Fair Market Value Warrant............................................          3
         1.27     GMC..................................................................          3
         1.28     GMC Excluded Assets..................................................          3
         1.29     GMC Operating Agreement..............................................          3
         1.30     Governmental Authority...............................................          3
         1.31     Governmental Requirement.............................................          4
         1.32     Hino.................................................................          4
         1.33     Hino Operating Agreement.............................................          4
         1.34     HSR Act..............................................................          4
         1.35     Lease Documents......................................................          4
         1.36     New Contracts........................................................          4
         1.37     PACLEASE Lease.......................................................          4


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
         1.38     Person...............................................................          4
         1.39     Purchase Price.......................................................          4
         1.40     Purchaser Claims.....................................................          4
         1.41     Purchaser Damages....................................................          4
         1.42     Purchaser Environmental Liabilities..................................          4
         1.43     Purchaser Indemnified Parties........................................          5
         1.44     Reference Balance Sheet..............................................          5
         1.45     Registration Rights Agreement........................................          5
         1.46     Rule 144.............................................................          5
         1.47     Rush.................................................................          5
         1.48     San Diego Lease......................................................          5
         1.49     Schedule.............................................................          5
         1.50     SEC..................................................................          5
         1.51     SEC Documents........................................................          5
         1.52     Section..............................................................          5
         1.53     Securities...........................................................          5
         1.54     Securities Act.......................................................          5
         1.55     Securities Laws......................................................          6
         1.56     Seller Certificate...................................................          6
         1.57     Seller Claims........................................................          6
         1.58     Seller Damages.......................................................          6
         1.59     Seller Environmental Liabilities.....................................          6
         1.60     Seller Indemnified Parties...........................................          6
         1.61     Seller Indemnifying Parties..........................................          6
         1.62     Subsidiary...........................................................          6
         1.63     Taxes................................................................          6
         1.64     Territory............................................................          6
         1.65     Underwater Warrant...................................................          6
         1.66     Warrant Stock........................................................          7

2.       PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.................................          7
         2.1      Assets to be Purchased...............................................          7
         2.2      Purchase and Sale....................................................          8
         2.3      Delivery of Assets and Transfer Documents............................          8
         2.4      Closing; Closing Date................................................          8

3.       PURCHASE PRICE................................................................          9
         3.1      Price and Payment....................................................          9
         3.2      Assumed Obligations..................................................         10
         3.3      Damage to Assets.....................................................         10
         3.4      Adjustment of Purchase Price.........................................         11
         3.5      Sales and Use Tax....................................................         11
         3.6      Allocation of Purchase Price.........................................         11


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
4.       REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER......................         11
         4.1      Incorporation........................................................         12
         4.2      Share Capital........................................................         12
         4.3      Financial Statements.................................................         12
         4.4      Events Since the Balance Sheet Date..................................         12
         4.5      Customer List........................................................         13
         4.6      Taxes and Governmental Returns.......................................         13
         4.7      Employee Matters.....................................................         14
         4.8      Contracts and Agreements.............................................         15
         4.9      Effect of Agreement..................................................         16
         4.10     Properties, Assets and Leasehold Estates.............................         17
         4.11     Intangible Property..................................................         17
         4.12     Suits, Actions and Claims............................................         17
         4.13     Licenses and Permits; Compliance With Governmental Requirements......         18
         4.14     Authorization........................................................         18
         4.15     Records..............................................................         18
         4.16     Environmental Protection Laws........................................         18
         4.17     No Underground Storage Tanks.........................................         21
         4.18     Securities Laws Matters..............................................         21
         4.19     Brokers and Finders..................................................         22
         4.20     Deposits.............................................................         23
         4.21     Work Orders..........................................................         23
         4.22     Telephone Numbers....................................................         23
         4.23     No Untrue Statements.................................................         23

5.       REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................         23
         5.1      Incorporation........................................................         23
         5.2      Authorization........................................................         23
         5.3      SEC Documents........................................................         24
         5.4      Brokers and Finders..................................................         24
         5.5      Effect of Agreement..................................................         24

6.       NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS,
         GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER AND
         SHAREHOLDER...................................................................         25

7.       CONTRACTS PRIOR TO THE CLOSING DATE...........................................         25
         7.1      Approval of Contracts................................................         25
         7.2      Contracts Included in Assets.........................................         25

8.       COVENANTS OF SELLER AND SHAREHOLDER PRIOR TO CLOSING DATE.....................         25
         8.1      Access to Information................................................         25
         8.2      General Affirmative Covenants........................................         26




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
         8.3      General Negative Covenants................................................    27
         8.4      Disclosure of Misrepresentations and Breaches.............................    27
         8.5      Government Filings........................................................    27
         8.6      Access to and Inspection of Premises, Facilities and Equipment............    28

9.       COVENANTS REGARDING THE CLOSING....................................................    28
         9.1      Covenants of Seller and Shareholder.......................................    28
         9.2      Covenants of Purchaser....................................................    28
         9.3      Inventory Audit...........................................................    29

10.      CONDITIONS TO OBLIGATIONS OF PURCHASER.............................................    29
         10.1     Accuracy of Representations and Warranties and Fulfillment of Covenants...    29
         10.2     No Governmental Actions...................................................    29
         10.3     No Adverse Change.........................................................    30
         10.4     Update of Contracts.......................................................    30
         10.5     No Material Adverse Information...........................................    30
         10.6     Notices and Consents......................................................    30
         10.7     Employment Agreement......................................................    31
         10.8     Lease Documents...........................................................    31
         10.9     Other Documents...........................................................    31
         10.10    West Mission Road Lease...................................................    31
         10.11    Dealer License............................................................    31
         10.12    Inventory Audit...........................................................    31
         10.13    Due Diligence.............................................................    31
         10.14    Dealership Agreement......................................................    31
         10.15    Governmental Approvals....................................................    31

11.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER......................................    32
         11.1     Accuracy of Representations and Warranties and Fulfillment of Covenants...    32
         11.2     Governmental Approvals....................................................    32
         11.3     Employment Agreement......................................................    32
         11.4     Lease Documents...........................................................    32
         11.5     Other Documents...........................................................    32
         11.6     Inventory Audit...........................................................    32
         11.7     Registration Rights Agreement.............................................    32
         11.8     Norm Pressley.............................................................    32
         11.9     Operating Agreements......................................................    33

12.      SPECIAL CLOSING AND POST-CLOSING COVENANTS.........................................    33
         12.1     Further Assurances........................................................    33
         12.2     Delivery of Funds and Other Assets Collected by Seller....................    33
         12.3     Change of Name of Seller..................................................    33
         12.4     Access to Files...........................................................    33


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
         12.5     Exchange Act Filing; Cooperation..........................................    34
         12.6     Non-disclosure of Confidential Information................................    34
         12.7     Assignment of Contracts...................................................    35
         12.8     Non-Compete, Non-Solicitation.............................................    35
         12.9     Agreement Regarding GMC Excluded Assets...................................    37
         12.10    Agreement Regarding Hino Excluded Assets..................................    37

13.      INDEMNITY BY SELLER AND SHAREHOLDER................................................    38
         13.1     Indemnity.................................................................    38
         13.2     Environmental Liability of the Seller Indemnifying Parties................    39
         13.3     Notice of Claim...........................................................    40
         13.4     Right of the Seller Indemnifying Parties to Participate in Defense........    40
         13.5     Payment...................................................................    41
         13.6     Limit of Liability of Shareholder.........................................    41
         13.7     Limitations on Indemnification............................................    41
         13.8     Insurance and Refunds.....................................................    41
         13.9     Offset Provisions.........................................................    41
         13.10    Time Limits for Indemnity Claims..........................................    42

14.      INDEMNITY BY PURCHASER.............................................................    42
         14.1     Indemnity.................................................................    42
         14.2     Environmental Liability of Purchaser......................................    42
         14.3     Notice of Claim...........................................................    43
         14.4     Right of Purchaser to Participate in Defense..............................    44
         14.5     Payment...................................................................    44
         14.6     Limitations on Indemnification............................................    44
         14.7     Insurance and Refunds.....................................................    44

15.      REAL PROPERTY......................................................................    44

16.      SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER...................................    45
         16.1     New Employees of Purchaser................................................    45
         16.2     No Hiring Commitment......................................................    45
         16.3     Existing Employee Benefit Plans; Assumption of Vacation and Sick Leave
                  Obligations...............................................................    45

17.      TERMINATION........................................................................    46
         17.1     Mutual Consent............................................................    46
         17.2     Failure of Conditions.....................................................    46
         17.3     Failure to Close..........................................................    46

18.      NOTICES............................................................................    46


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
19.      GENERAL PROVISIONS.................................................................    47
         19.1     Governing Law; Interpretation; Section Headings...........................    47
         19.2     Severability..............................................................    48
         19.3     Entire Agreement..........................................................    48
         19.4     Expenses..................................................................    49
         19.5     Further Actions...........................................................    49
         19.6     Binding Effect............................................................    49
         19.7     Assignment................................................................    49
         19.8     Amendment; Waiver.........................................................    49
         19.9     Gender; Numbers...........................................................    49
         19.10    Counterparts..............................................................    49
         19.11    Telecopy Execution and Delivery...........................................    49
         19.12    Press Releases............................................................    50
         19.13    Review of Counsel.........................................................    50


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                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 27th day of September, 1999, by and among (i) Norm Pressley's Truck Center, a California corporation ("Seller"), (ii) Scott Pressley, contemplated to be the beneficial owner of a majority of the capital stock of Seller on the Closing Date ("Shareholder"), and (iii) Rush Truck Centers of California, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Seller is the owner of all right, title and interest in and to the assets described in Section 2.1 hereto (the "Assets"), with such Assets being the assets currently used in the conduct of the heavy duty truck sales and service business and various related businesses operated by Seller in the State of California (collectively, the "Business");

     WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Seller, all pursuant to this Agreement as hereinafter provided; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby;

     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     1.1 Adjoining Property Assignment. "Adjoining Property Assignment" shall have the meaning assigned thereto in Section 15(b).

     1.2 Adjoining Property Landlord. "Adjoining Property Landlord" shall have the meaning assigned thereto in Section 15(b).

     1.3 Adjoining Property Lease. "Adjoining Property Lease" shall have the meaning assigned thereto in Section 15(b).

     1.4 Affiliate. "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.


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     1.5 Article. "Article" shall mean an Article of this Agreement, unless otherwise stated.

     1.6 Assets. "Assets" shall have meaning assigned thereto in Section 2.1.

     1.7 Balance Sheet Date. "Balance Sheet Date" shall have the meaning assigned thereto in Section 4.3.

     1.8 Best Knowledge. "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors, officers and employees of the Person.

     1.9 Bonus Payment. "Bonus Payment" shall have the meaning assigned thereto in Section 3.1.

     1.10 Closing. "Closing" shall have the meaning assigned thereto in Section 2.4.

     1.11 Closing Date. "Closing Date" shall have the meaning assigned thereto in Section 2.4.

     1.12 Closing Price. "Closing Price" shall mean the average weighted closing price of the Common Stock on The Nasdaq National Market during the ten (10) consecutive trading day period ending at the close of the third trading day preceding the Closing Date.

     1.13 Commission. "Commission" shall mean the United States Securities and Exchange Commission.

     1.14 Common Stock. "Common Stock" shall mean the Common Stock of Rush, $.01 par value per share.

     1.15 Contracts. "Contracts" shall have the meaning assigned thereto in
Section 4.8.

     1.16 Control. "Control" and all derivations thereof shall mean the ability to either (i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

     1.17 Dealer Cost. "Dealer Cost" shall mean manufacturer's invoice price to Seller, reduced by the amount of all manufacturer's rebates, allowances and other price reductions paid or credited to Seller on such vehicle (other than the manufacturer's reimbursement for dealer preparation and delivery expenses and any floor plan interest


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credits for such vehicle), plus Seller's actual cost and expense of installation of dealer-installed options on such vehicle and the pre- delivery inspection costs incurred by Seller in the normal course of business that are not reimbursed by the manufacturer; provided such inspection costs for each motor vehicle shall be limited to the lesser of the actual cost of such pre-delivery inspection to the new or used truck department of Seller and $500 per Class 8 truck and $250 per Class 7 truck included in the Assets.

     1.18 Deposits. "Deposits" shall have the meaning assigned thereto in
Section 4.20.

     1.19 Disclosure Schedule. "Disclosure Schedule" shall have the meaning assigned thereto in Article 4.

     1.20 El Centro Landlord. "El Centro Landlord" shall have the meaning assigned thereto in Section 15(d).

     1.21 El Centro Lease. "El Centro Lease" shall have the meaning assigned thereto in Section 15(d).

     1.22 Employment Agreement. "Employment Agreement" shall have the meaning assigned thereto in Section 10.7.

     1.23 ERISA. "ERISA" shall have the meaning assigned thereto in Section 4.7.

     1.24 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.25 Excluded Assets. "Excluded Assets" shall have the meaning assigned thereto in Section 2.1.

     1.26 Fair Market Value Warrant. "Fair Market Value Warrant" shall have the meaning assigned thereto in Section 3.1.

     1.27 GMC. "GMC" shall mean GMC Truck Division and any successor thereto.

     1.28 GMC Excluded Assets. "GMC Excluded Assets" shall have the meaning assigned thereto in Section 2.1.

     1.29 GMC Operating Agreement. "GMC Operating Agreement" shall have the meaning assigned thereto in Section 11.9.

     1.30 Governmental Authority. "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public


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authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

     1.31 Governmental Requirement. "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

     1.32 Hino. "Hino" shall mean Hino Diesel Trucks (USA), Inc. and any successor thereto.

     1.33 Hino Operating Agreement. "Hino Operating Agreement" shall have the meaning assigned thereto in Section 11.9.

     1.34 HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     1.35 Lease Documents. "Lease Documents" shall mean collectively the San Diego Lease, the Adjoining Property Assignment, the PACLEASE Lease and the El Centro Lease.

     1.36 New Contracts. "New Contracts" shall have the meaning assigned thereto in Section 10.4.

     1.37 PACLEASE Lease. "PACLEASE Lease" shall have the meaning assigned thereto in Section 15(c).

     1.38 Person. "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

     1.39 Purchase Price. "Purchase Price" shall have the meaning assigned thereto in Section 3.1.

     1.40 Purchaser Claims. "Purchaser Claims" shall have the meaning assigned thereto in Section 13.3.


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     1.41 Purchaser Damages. "Purchaser Damages" shall have the meaning assigned thereto in Section 13.1.

     1.42 Purchaser Environmental Liabilities. "Purchaser Environmental Liabilities" shall have the meaning assigned thereto in Section 13.2.

     1.43 Purchaser Indemnified Parties. "Purchaser Indemnified Parties" shall have the meaning assigned thereto in Section 13.1.

     1.44 Reference Balance Sheet. "Reference Balance Sheet" shall have the meaning assigned thereto in Section 4.3.

     1.45 Registration Rights Agreement. "Registration Rights Agreement" shall have the meaning assigned thereto in Section 11.7.

     1.46 Rule 144. "Rule 144" shall mean Rule 144, as amended, under the Securities Act.

     1.47 Rush. "Rush" shall mean Rush Enterprises, Inc., a Texas corporation and the parent corporation of Purchaser.

     1.48 San Diego Lease. "San Diego Lease" shall have the meaning assigned thereto in Section 15(a).

     1.49 Schedule. "Schedule" shall mean the Schedules to this Agreement, unless otherwise stated, and shall include the Disclosure Schedule. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

     1.50 SEC. "SEC" shall mean the United States Securities and Exchange Commission and any successor thereto.

     1.51 SEC Documents. "SEC Documents" shall have the meaning assigned thereto in Section 5.3.

     1.52 Section. "Section" shall mean a Section of this Agreement, unless otherwise stated.

     1.53 Securities. "Securities" shall have the meaning assigned thereto in
Section 4.17.

     1.54 Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended


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


     1.55 Securities Laws. "Securities Laws" shall have the meaning assigned thereto in Section 4.18.

     1.56 Seller Certificate. "Seller Certificate" shall mean the certificate to be delivered at Closing to Purchaser pursuant to Article 11.

     1.57 Seller Claims. "Seller Claims" shall have the meaning assigned thereto in Section 14.2.

     1.58 Seller Damages. "Seller Damages" shall have the meaning assigned thereto in Section 14.2.

     1.59 Seller Environmental Liabilities. "Seller Environmental Liabilities" shall have the meaning assigned thereto in Section 14.2.

     1.60 Seller Indemnified Parties. "Seller Indemnified Parties" shall have the meaning assigned thereto in Section 13.1.

     1.61 Seller Indemnifying Parties. "Seller Indemnifying Parties" and "Seller Indemnifying Party" shall have the meanings assigned thereto in Section 13.1.

     1.62 Subsidiary. "Subsidiary" shall mean, with respect to any Person (the "parent"), (a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

     1.63 Taxes. "Tax" and "Taxes" shall mean any and all income, excise, franchise or other taxes and all other charges or fees imposed or collected by any Governmental Authority or pursuant to any Governmental Requirement, and shall also include any and all penalties, interest, deficiencies, assessments and other charges with respect thereto.

     1.64 Territory. "Territory" shall have the meaning assigned thereto in
Section 3.1.

     1.65 Underwater Warrant. "Underwater Warrant" shall have the meaning assigned thereto in Section 3.1(a).


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     1.66 Warrant Stock. "Warrant Stock" shall mean the number of shares of
Common Stock equal to $674,000 divided by the Closing Price.

     2. PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

     2.1 Assets to be Purchased. The assets to be purchased from Seller are the following assets held by Seller as of the Closing for use in connection with all or any part of the Business (collectively, the "Assets"):

          (a) subject to the provisions relating to Excluded Assets set forth in this Section 2.1, all new 1998, 1999 and 2000 Peterbilt, GMC and Hino motor vehicles inventory,

          (b) subject to the provisions relating to Excluded Assets set forth in this Section 2.1, all new, current and returnable parts and accessories inventory and all chassis kits,

          (c) all miscellaneous inventories, including gas, diesel fuel, oil, grease, paint and body shop materials,

          (d) all work in process and sublet repairs on vehicles in Seller's service departments,

          (e) all of Seller's leasehold improvements, including all signs, furniture, fixtures and office equipment, other than the leasehold improvements set forth on Schedule 2.1,

          (f) all shop equipment and special tools, and all parts and accessories equipment,

          (g) all company vehicles, excluding the vehicles set forth on Schedule 2.1,

          (h) all promotional, advertising and training materials,

          (i) all sales files and customer lists, and all warranty and service and customer service and repair files,

          (j) to the extent transferable, all intangible assets of Seller to do business in the State of California as a motor vehicle dealer, including any permits or licenses issued by any department or agency of the State of California for Seller's dealerships,

          (k) subject to agreement on price pursuant to Section 3.1 below, all prepaid expenses and deposits,

          (l) subject to agreement on price pursuant to Section 3.1 below, all used vehicles,

          (m) subject to agreement on price pursuant to Section 3.1 below, all new obsolete parts and accessories and all used parts and accessories, and


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


          (n) subject to the provisions relating to Excluded Assets set forth in this Section 2.1, all customer deposits and agreements to sell Peterbilt, GMC or Hino vehicles ordered but not delivered to the customer at the time of Closing.

     All other assets of Seller not described in this Section 2.1, including, without limitation, cash, bank accounts, and the assets described on Schedule
2.1 (collectively, the "Excluded Assets"), shall not be sold by Seller to Purchaser. Additionally, notwithstanding anything herein to the contrary, in the event Purchaser does not enter into a dealer sales and service agreement with Hino and GMC on or before the Closing Date, the Hino and/or GMC, as applicable, vehicles, parts and accessories inventory and chassis kits and the customer deposits and agreements to sell Hino and/or GMC vehicles, as applicable, will not be included in the Assets, but will be included in the Excluded Assets (such GMC Excluded Assets, other than the customer deposits and agreements to sell GMC vehicles, are hereinafter referred to as the "GMC Excluded Assets", and such Hino Excluded Assets, other than customer deposits and agreements to sell Hino vehicles, are hereinafter referred to as the "Hino Excluded Assets").

     2.2 Purchase and Sale. Subject to the terms and conditions herein contained, Seller agrees to sell, assign, transfer and deliver the Assets to Purchaser at the Closing (as hereinafter defined), free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder). Subject to the terms and conditions herein contained, Purchaser agrees to purchase from Seller the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Section 3.

     2.3 Delivery of Assets and Transfer Documents. At the Closing, Seller and Shareholder shall take all steps necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder), and shall deliver to Purchaser (i) a duly executed General Conveyance, Assignment and Assumption Agreement covering the Assets and the Assumed Obligations, in substantially the form attached hereto as Exhibit 2.3,
(ii) duly executed title and transfer documents covering any assets for which there exists a certificate of title, and (iii) such other duly executed transfer and release documents as Purchaser shall reasonably request to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder).

     2.4 Closing; Closing Date. Subject to the terms and conditions herein contained, the consummation of the transactions referenced above shall take place (the "Closing") on or before December 1, 1999, at 10:00 a.m., local time, at the offices of Seller's counsel in Phoenix, Arizona, or at such other time, date and place as

Purchaser and Seller shall in writing designate. The date of the Closing is referred to herein as the "Closing Date".

     3. PURCHASE PRICE.

     3.1 Price and Payment. Subject to adjustment as provided in Sections 3.3 and 3.4 with respect to damaged assets, prorations, deposits and certain other items, the aggregate consideration (the "Purchase Price") to be paid by Purchaser for the Assets is as follows:

          (a) $2,926,000 to be paid in cash by wire transfer at Closing, plus

          (b) an amount to be paid in cash at Closing equal to Dealer Cost for each vehicle described in Section 2.1(a), plus

          (c) an amount to be paid in cash at Closing equal to the replacement cost of the items described in Sections 2.1(b) and (c), plus

          (d) an amount to be paid in cash at Closing equal to Seller's actual cost of the work in process and sublet repairs described in Section 2.1(d), plus

          (e) an amount to be paid in cash at Closing equal to the depreciated book value (determined in accordance with generally accepted accounting principles, consistently applied) at Closing of the items described in Sections 2.1(e), (f) and (g), plus

          (f) an amount to be agreed upon by Seller and Purchaser to be paid in cash at Closing for the items described in Sections 2.1(k), (l) and (m) (provided that if Seller and Purchaser cannot agree on the amount to be paid for any Asset described in these Sections, such Asset shall be an Excluded Asset), plus

          (g) one of the following, at the election of Shareholder, to be issued at Closing: (a) a warrant (the "Fair Market Value Warrant") to purchase the Warrant Stock at an exercise price equal to the Closing Price, (b) a warrant (the "Underwater Warrant") to purchase the Warrant Stock at an exercise price equal to $5.00 greater than the Closing Price plus the agreement of Purchaser to pay Shareholder a consulting fee of $3,100 per month, or (c) the agreement of Purchaser to pay Shareholder a consulting fee of $3,900 per month. The Fair Market Value Warrant and the Underwater Warrant shall expire on the date the Bonus Payment is paid. The consulting fee shall be payable monthly on the last day of each month until the date the Bonus Payment is paid. Shareholder must make the election on or before Closing. The warrant shall be issued and the consulting fee shall be paid, upon such other terms and conditions as the parties thereto may agree.

     When and if Purchaser and/or its Affiliates sell 400 or more new Class 7 or 8 Peterbilt trucks in the Territory or outside the Territory through sales personnel employed in the Territory (including sales to any affiliated leasing company or division in the Territory), Purchaser shall pay Seller at the end of the calendar month in which such performance criteria is satisfied, but no earlier than at the end of the 24 month period after the Closing Date, an amount equal to $674,000 (the "Bonus Payment"). The Bonus Payment, if paid, shall be paid in cash by wire transfer and shall be additional consideration for the Assets and shall be included in the Purchase Price. The "Territory" shall be defined as the territory under Seller's dealership agreements with Peterbilt Motors Company, a division of PACCAR, Inc. ("PACCAR").

     Within 15 calendar days after the end of each six month period, beginning six months after the Closing Date and ending on the date the Bonus Payment is paid, Purchaser shall provide Seller a written report detailing the number of Class 7 and 8 Peterbilt trucks sold in the Territory or through sales personnel employed in the Territory during such six-month period, together with all supporting documentation reasonably requested by Seller, at Purchaser's cost and expense. Purchaser shall, and shall cause its Affiliates, employees, agents, representatives, officers and directors to use their best efforts to sell Class 7 and 8 Peterbilt trucks in the Territory prior to the date the Bonus Payment is paid.

     All cash payments at Closing shall be subject to the adjustment provisions of Sections 3.3 and 3.4. Purchaser shall not pay any cash for the conveyance of the items identified in Sections 2.1(h), (i), (j), and (m).

     3.2 Assumed Obligations. At the Closing, Purchaser shall assume and agree to timely discharge (a) the obligations of Seller under all contracts and agreements transferred by Seller to Purchaser under this Agreement that are (i) listed and described on Schedule 4.8 or on the updated list of contracts required by Section 10.4 and (ii) accepted in writing by Purchaser pursuant to the provisions of Section 4.8, Article 7 or Section 10.4, and (b) certain vacation and sick leave obligations of Seller pursuant to Section 16.3; provided that Purchaser specifically does not assume any liabilities of Seller under any contracts or agreements with respect to any breaches of such contracts or agreements occurring on or before the Closing Date or any damages to third parties resulting from acts, events or omissions occurring on or before the Closing Date. Except as specifically set forth in this Section 3.2, Purchaser shall not assume, and shall not be treated as having assumed, any liability or obligation of Seller of any nature whatsoever

     3.3 Damage to Assets. If, on or before the Closing Date, any of the Assets are damaged or destroyed, Seller will immediately notify Purchaser in writing of such damage or destruction. In the event of any such damage or destruction, Purchaser shall (i) remove any or all of the damaged or destroyed asset or assets it does not desire to purchase from the Assets to be purchased hereunder and reduce the cash portion of the Purchase Price by an amount equal to the portion of the Purchase Price attributable to the damaged or destroyed asset or assets so removed and (ii) complete the purchase of the remainder of the Assets and reduce the cash portion of the Purchase Price by the loss in fair market value of any damaged or destroyed Assets that are purchased by Purchaser.

     3.4 Adjustment of Purchase Price. The Purchase Price shall be adjusted on the Closing Date (i) to reduce the Purchase Price by the amount allocated to any damaged or destroyed Assets as contemplated by Section 3.3; (ii) to account for a proration of property taxes on the Assets, lease payments, utilities and other items commonly prorated; (iii) to account for any Deposits held by Seller on the Closing Date; and (iv) to reduce the Purchase Price for the value of any vacation and sick time obligations of Seller assumed by Purchaser pursuant to
Section 16.3. Three (3) days prior to the Closing Date, Seller will provide Purchaser with a statement of adjustments showing all proposed adjustments to the Purchase Price, such statement of adjustments having all reasonable back up documentation for such suggested adjustments. Purchaser and Seller will work to finalize all required adjustments prior to the Closing Date.

     3.5 Sales and Use Tax. Seller shall be responsible for payment to the appropriate Governmental Authority of all sales and use tax in connection with the consummation of the transactions contemplated by this Agreement.

     3.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets to the extent relevant for income tax purposes in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and Schedule
3.6 attached hereto. The parties agree to report the transactions contemplated by this Agreement for tax purposes in accordance with the allocation shown on
Schedule 3.6, and each party will indemnify and hold each other party harmless from any loss, cost, damage, additional tax or expense (including attorneys' fees) arising from any failure by the indemnifying party to so report such transactions.

     4. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER. Seller and Shareholder hereby jointly and severally represent and warrant to Purchaser that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the disclosure schedule delivered by Seller and Shareholder to Purchaser on the date hereof and initialed by Seller and Shareholder (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered paragraphs contained in this Article 4, and any disclosure on any part of the Disclosure Schedule shall be deemed a disclosure on all other parts of the Disclosure Schedule provided the required disclosure is fully and accurately disclosed.

     4.1 Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted in the State of California. Seller is not qualified as a foreign corporation in any jurisdiction, and Seller is not required to qualify or otherwise be authorized to do business as a foreign corporation in any jurisdiction in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets.

     4.2 Share Capital. Part 4.2 of the Disclosure Schedule is a list of all Persons owning capital stock of Seller with an indication thereon of the class of capital stock and the number of shares of each class owned by each such Person.

     4.3 Financial Statements. Seller has delivered to Purchaser copies of the following financial statements for Seller, all of which financial statements are included in Schedule 4.3 hereto:

          (a) Unaudited Balance Sheet (the "Reference Balance Sheet") as of July 31, 1999, (the "Balance Sheet Date") and Unaudited Income Statement for the nine-month period ended on the Balance Sheet Date; and

          (b) Audited Balance Sheets, Income Statements and Statements of Changes in Financial Position for Seller's two (2) most recent fiscal years.

All financial statements supplied to Purchaser by Seller, whether or not included in Schedule 4.3 hereto, are and will be true and accurate in all material respects, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and will present fairly in all material respects the financial condition of Seller as of the dates and for the periods indicated thereon, except as otherwise indicated in the notes thereto. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature of Seller, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of Taxes to the extent such items are required to be reflected on such balance sheet under generally acceptable accounting principles consistently applied.

     4.4 Events Since the Balance Sheet Date. Since the Balance Sheet Date, there has not been:

          (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of all or any part of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;

          (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets or all or any part of the Business;

          (c) any breach or default by Seller or, to the Best Knowledge of Seller and Shareholder, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

          (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business;

          (e) to the Best Knowledge of Seller and Shareholder, any legislative or regulatory change adversely affecting the Assets or the Business;

          (f) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business;

          (g) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Seller; or

          (h) any other occurrence, event or condition that has adversely affected (or can reasonably be expected to adversely affect) the Assets or the Business.

     4.5 Customer List. Part 4.5 of the Disclosure Schedule sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided (i) new or used trucks during the period from January 1, 1998 through July 31, 1999, and/or (ii) parts and service during the one year period immediately preceding the date hereof. Immediately prior to the Closing, Seller shall deliver to Purchaser a true, correct and complete update of this list as of the Closing Date.

     4.6 Taxes and Governmental Returns. As of the date hereof, all Tax returns, information returns and governmental reports of every nature required by any Governmental Authority or Governmental Requirement to be filed by Seller or which include or should include Seller, including, but not limited to, those relating to Taxes of any nature to which Seller or any of its business is subject ("Governmental Returns"), have been filed for all periods ending on or before the date hereof (except for any returns not yet due), and all Taxes shown to be due and payable on such Governmental Returns or on any assessments related to such Governmental Returns have been paid. All such Governmental Returns and reports and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein, and reflect all Tax liabilities of Seller for the periods covered by such Governmental Returns. Seller has no unpaid liability for any Taxes of any nature whatsoever for any period prior to the date hereof. To the Best Knowledge of Seller and Shareholder, none of the Governmental Returns of Seller or that include Seller have been audited, and none are now under audit, by any Governmental Authority. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes of any nature against Seller or with respect to any Governmental Return filed by Seller or that include Seller, or any suits or other actions, proceedings, investigations or claims now pending or threatened against Seller with respect to any Taxes or any matters under discussion with any Governmental Authority relating to any Taxes, or any claims for additional Taxes asserted by any Governmental Authority.

     4.7 Employee Matters. Part 4.7 of the Disclosure Schedule sets forth a true and complete list of the names of and current annual compensation paid by Seller to each employee of Seller utilized in connection with the operation of the Business. With respect to each employee hired after November 6, 1986, a copy of the Form I-9 completed pursuant to the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder, has been attached to
Part 4.7 of the Disclosure Schedule. Seller does not have any employee benefit plans (including, but not limited to, pension plans and health or welfare plans), arrangements or understandings, whether formal or informal. Purchaser will have no liability with respect to any such plans as a result of the transactions contemplated by this Agreement. Seller does not now contribute and has not ever contributed to a "multiemployer plan" as defined in section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller has complied with all applicable provisions of ERISA and all rules and regulations promulgated thereunder and neither Seller nor any trustee, administrator, fiduciary, agent or employee thereof has at anytime been involved in a transaction that would constitute a "prohibited transaction" within the meaning of Section 406 of ERISA. Seller is not a party to any collective bargaining or other union agreements. Seller has not, within the last five years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees which had or might have had a material adverse effect on any of the Business. To the Best Knowledge of Seller and Shareholder, no union activities, work stoppages or other labor trouble with respect to the employees of any of the customers or suppliers of the Business are pending or threatened which might have an adverse effect on the Business. Other than wage increases in the ordinary course of business, since the Balance Sheet Date, Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller used in connection with the Business, and between the date of this Agreement and the Closing Date, Seller will not make any agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller used in connection with the Business without the prior written approval of Purchaser.

     4.8 Contracts and Agreements. Part 4.8 of the Disclosure Schedule sets forth a true and complete list of and briefly describes (including termination date) all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, that relate to the Assets or the Business (including all amendments, supplements and modifications thereto):

          (a) all contracts, agreements or commitments in respect of the sale of products or services or the purchase of raw materials, supplies or other products or utilities;

          (b) all offers, tenders or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both;

          (c) all sales, agency or distributorship agreements or franchises or legally enforceable commitments or obligations with respect thereto;

          (d) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;

          (e) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of Seller;

          (f) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements relating to or affecting the Assets or the Business;

          (g) all leases related to the Assets or the Business;

          (h) all performance bonds, bid bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;

          (i) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting any future action;

          (j) all accounts, notes and other receivables, and all security therefor, and all documents and agreements related thereto;

          (k) all contracts or agreements of any nature with Shareholder or any Affiliate of Shareholder; and

          (l) all contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business.

All of such contracts, agreements, leases, licenses, plans, arrangements, and commitments and all other such items included in the Assets but not specifically described above (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller and Shareholder, by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by Seller, or, to the Best Knowledge of Seller and Shareholder, by any other party to the Contracts, and the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. To the Best Knowledge of Seller and Shareholder there is no reason why any of the Contracts (i) will result in a loss to Purchaser on completion by performance or (ii) cannot readily be fulfilled or performed by Purchaser with the Assets on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed in Part 4.8 of the Disclosure Schedule have been delivered by Seller to Purchaser, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. After reviewing the Contracts, Purchaser may, at its sole option, choose not to assume one or more of the Contracts, and, within 30 days of receipt by Purchaser of all information reasonably requested by Purchaser with respect to the Contracts, Purchaser shall notify Seller of which Contracts, if any, Purchaser does not intend to assume hereunder. Except for Contracts, if any, that Purchaser notifies Seller that it will not assume, all of the Contracts are and shall be included in the Assets. All of the material Contracts may be assigned to Purchaser without the approval or consent of any Person, or, if such approval or consent is required, it will be obtained by Seller and delivered to Purchaser at or prior to the Closing.

     4.9 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or other charter documents or bylaws of Seller, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of its properties or assets may be bound or affected; (ii) result in any violation of any Governmental Requirement applicable to Seller, the Assets or the Business; (iii) cause Purchaser to lose the benefit of any right or privilege included in the Assets; (iv) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; or (v) require notice to or the consent, authorization, approval or order of any Person

(except as may be contemplated by the last sentence of Section 4.8). To the Best Knowledge of Seller and Shareholder, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.10 Properties, Assets and Leasehold Estates. Seller owns or has the right to use (pursuant to a valid lease or license disclosed on Part 4.8 of the Disclosure Schedule) all operating assets and properties necessary for Seller to conduct the Business in the manner presently conducted by Seller, and all of such operating assets and properties (or, in the case of leased assets, the leases covering such assets) are included in the Assets. Seller has good and marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever. The plants, structures, equipment, vehicles and other tangible properties included in the Assets and the tangible property leased by Seller under leases included in the Assets are in good operating condition and repair, normal wear and tear excepted, and are capable of being used for their intended purpose in the Business as now conducted. The Assets include all existing warranties and service contracts with respect to any of the Assets to the extent the same are capable of being assigned to Purchaser. During the past two years, there has not been any significant interruption of the Business due to the breakdown or inadequate maintenance of any of the Assets. All plants, structures, equipment, vehicles and other tangible properties included in the Assets, and the present use of all such items, conform to all applicable Governmental Requirements, and no notice of any violation of any such Governmental Requirements relating to such assets or their use has been received by Seller. The Assets include all easements, rights of ingress and egress, and utilities and services necessary for the conduct of the Business.

     4.11 Intangible Property. The operation of the Business as now conducted by Seller does not require the use of or consist of any rights under any trademarks, trade names, brand names, service marks or copyrights other than "Peterbilt", "GMC", "Hino", "Bendix", "CAT", "Cummins", "Detroit Diesel", "Thermo-King", "Caterpillar", "Norm Pressley's Truck Center", "Pressley Peterbilt" and "Custom Truck Leasing".

     4.12 Suits, Actions and Claims. There are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the Best Knowledge of Seller and Shareholder, threatened against or affecting Seller or any of its properties, assets or business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, assets or business. Without limiting the foregoing, neither Seller nor Shareholder has any Best Knowledge of any state of facts or the occurrence of any event forming the basis of any present or potential claim against Seller.

     4.13 Licenses and Permits; Compliance With Governmental Requirements. Part
4.13 of the Disclosure Schedule sets forth a true and complete list of all licenses and permits necessary for the conduct of the Business. Seller has all such licenses and permits validly issued to it and in its name, and all such licenses and permits are in full force and effect. True and correct copies of all such licenses and permits are attached to Part 4.13 of the Disclosure Schedule. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the Best Knowledge of Seller and Shareholder, threatened seeking the revocation or limitation of any of such licenses or permits. All such licenses and permits that are subject to transfer are included in the Assets, and all such licenses and permits that are not subject to transfer are conspicuously marked as such on Part 4.13 of the Disclosure Schedule. Seller has complied in all material respects with all Governmental Requirements applicable to its business, and all Governmental Requirements with respect to the distribution and sale of products and services by it.

     4.14 Authorization. Seller and Shareholder have full legal right, power, and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement by Seller and Shareholder and the performance by each of them of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Seller and by Shareholder, and this Agreement has been duly and validly executed and delivered by Seller and Shareholder and is the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

     4.15 Records. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, quotations, correspondence, route sheets and historic revenue data of Seller, contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete in all material respects and (except for corporate minute books and stock records) are included in the Assets.

     4.16 Environmental Protection Laws.

          (a) For purposes of this Section 4.16, unless the context otherwise specifies or requires, the following terms shall have the meaning herein defined:

          (i) "Waste Materials" shall mean

          (A) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, 42. U.S.C. Sections 6901 et seq., as amended from time to time, and regulations promulgated thereunder;

          (B) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., as amended from time to time;

          (C) asbestos;

          (D) polychlorinated biphenyls;

          (E) underground storage tanks, whether empty, filled or partially filled with any substance;

          (F) any other substance the presence of which is prohibited by any Governmental Requirement; and

          (G) any other substance which by any Governmental Requirement requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, recycling, or disposal.

          (ii) "Waste Materials Contamination" shall mean the presence of Waste Materials on, in or under any property whatsoever which is associated with or is in any way related to the Assets or the Business, including the improvements, facilities, soil, ground, water or air.

          (b) All business conducted by Seller, including but not limited to the Business, has been and is being operated, and the assets of Seller, including but not limited to the Assets, have been and are being used and were obtained, in all material respects in compliance with all Governmental Requirements.

          (c) Seller is not now, and has not ever been, in violation of any Governmental Requirement. The Assets, the Business and all of the operations of Seller are in full compliance with all Governmental Requirements relating to Waste Materials, and no judicial or administrative actions, including non-compliance orders or demand letters, are pending that relate to such Governmental Requirements. Without in any way limiting the foregoing, Seller and Shareholder hereby jointly and severally specifically represent and warrant that to the Best Knowledge of Seller and
     Shareholder:

          (i) Seller has complied with all applicable Governmental Requirements relating to pollution and environmental control;

          (ii) Seller is not in violation of any of the permits described in or required to be described on Part 4.13 of the Disclosure Schedule or any Governmental Requirement regulating emissions, discharges or releases (including solids, liquids and gases) into the environment or the proper transportation, handling, storage, treatment or disposal of materials;

          (iii) Seller has received all permits and approvals with respect to emissions, discharges or releases (including solids, liquids and gases) into the environment and the proper transportation, handling, storage, treatment and disposal of materials required for the operation of the businesses of Seller as presently conducted;

          (iv) Seller has kept all records and made all filings required by applicable Governmental Requirements with respect to emissions, discharges or releases (including solids, liquids and gases) into the environment and the proper transportation, handling, storage, treatment and disposal of materials;

          (v) All hazardous waste, hazardous materials and hazardous substances attributable to the Assets, the Business or the operations of Seller on, in or under any real property owned or leased by Seller have been removed and no past or present disposal, spill, or other release of hazardous waste, hazardous materials or hazardous substances attributable to the Assets, the Business or the operations of Seller on, in, under or adjacent to any real property owned or leased by Seller will subject Purchaser to corrective or response action or any other liability under any Governmental Requirement or the common law;

          (vi) No investigation, administrative order, consent order and agreement, litigation or settlement with respect to Waste Materials or Waste Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Assets or the Business. None of the Assets are currently on, and to the Best Knowledge of Seller and Shareholder, have ever been on, any federal or state "Superfund" or "Superlien" list.

          (vii) Seller does not have any contingent liabilities under any Governmental Requirement to any Person, whether or not such contingent liability is required pursuant to generally accepted accounting principles to be reflected on the financial statements of Seller, in connection with any emission, discharge or release of any hazardous or toxic waste, substance or constituent or any other substance into the environment caused by Seller; and

          (viii) Seller has not handled, treated, stored, generated, transported or disposed of any Waste Material in contravention of any Governmental Requirement, and there have been no acts or omissions of Seller or any of its agents or employees that would result in liability under any Governmental Requirement.

          (d) Seller has, and has listed on Part 4.13 of the Disclosure Schedule, all necessary environmental and operations permits for operations relating to the Business or the Assets.

     4.17 No Underground Storage Tanks. Except as described in the Disclosure Schedule, there are no underground storage tanks located on any of the premises to be leased by Purchaser pursuant to the provisions of Article 15.

     4.18 Securities Laws Matters.

          (a) Except as expressly set forth in the Registration Rights Agreement, Seller recognizes and understands that the warrants described in
     Section 3.1 and the Common Stock issued upon exercise of such warrants (collectively, the "Securities") will not be registered under the Securities Act, or under the securities laws of any state (the Securities Act and such securities laws, collectively the "Securities Laws"). The Securities are not being so registered in reliance upon exemptions from the Securities Laws which are predicated, in part, on the representations, warranties and agreements of Seller contained herein.

          (b) (i) Seller has business knowledge and experience, such experience being based on actual participation therein, (ii) Seller is capable of evaluating the merits and risks of an investment in the Securities and the suitability thereof as an investment therefor, (iii) the Securities will be acquired solely for investment and not with a view toward resale or redistribution in violation of the Securities Laws, (iv) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of Purchaser or Rush or any Affiliate thereof or as to the value of the Securities and (v) Seller is an "accredited investor" within the meaning of (i) Regulation D promulgated by the SEC pursuant to the Securities Act and (ii) the Corporate Securities Laws of 1968 of the State of California and the regulations promulgated thereunder. Seller understands that neither Purchaser nor Rush is under any obligation to file a registration statement or to take any other action under the Securities Laws with respect to any such Securities except as expressly set forth in the Registration Rights Agreement.

          (c) Seller has consulted with Seller's own counsel in regard to the Securities Laws and is fully aware (i) of the circumstances under which Seller is required to hold the Securities, (ii) of the limitations on the transfer or disposition of the Securities, (iii) that the Securities must be held indefinitely unless the transfer thereof is registered under the Securities Laws or an exemption from registration is available and (iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the Securities. Seller has been advised by Seller's counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and has been advised of the applicable limitations thereof. Seller acknowledges that Purchaser and Rush are relying upon the truth and accuracy of the representations and warranties in this Section 4.18 by Seller in consummating the transactions contemplated by this Agreement without registering the Securities under the Securities Laws.

          (d) Seller has been furnished with (i) the definitive proxy statement filed with the Commission in connection with the annual meeting of stockholders of Rush held on May 18, 1999 and (ii) copies of Rush's Amendment No. 2 to Form S-1 Registration Statement and Prospectus to Form S-1 filed on Form 424(b)(4), Annual Report on Form 10-K for the year ended December 31, 1998, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, filed with the Commission under the Exchange Act. Seller has been furnished with the complete financial statements of Rush for the fiscal years ended 1996, 1997 and 1998. Seller has been furnished with a summary description of the terms of the Common Stock and Purchaser and Rush have made available to Seller the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to Seller as set forth herein or for the purpose of considering the transactions contemplated hereby. Rush has offered to make available to Seller upon request at any time all exhibits filed by Rush with the Commission as part of any of the reports filed therewith.

          (e) Seller agrees that the certificates representing the Securities will be imprinted with the following legend, the terms of which are specifically agreed to:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

Seller understands and agrees that appropriate stop transfer notations will be placed in the records of Rush and with its transfer agent in respect of the Securities.

     4.19 Brokers and Finders. No broker or finder has acted for Seller or Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or Shareholder.

     4.20 Deposits. Seller does not hold any deposits or prepayments by third parties with respect to any of the Assets or the Business ("Deposits") which are not reflected as liabilities on Seller's Reference Balance Sheet. If Seller holds any Deposits as of the Closing Date, Purchaser will be given credit against the cash portion of the Purchase Price for the amount of any such Deposits pursuant to Section 3.4 hereof.

     4.21 Work Orders. There are no outstanding work orders or contracts relating to any portion of the Assets from or required by any policy of insurance, fire department, sanitation department, health authority or other governmental authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

     4.22 Telephone Numbers. All telephone numbers used by Seller in connection with the Business are included in the Assets and will not be used by Seller or Shareholder following the Closing, except by Shareholder in the conduct of Purchaser's business.

     4.23 No Untrue Statements. The statements, representations and warranties of Seller and Shareholder set forth in this Agreement, the Schedules, the Seller Certificate and the exhibits and annexes attached hereto do not include (and in the case of the Seller Certificate, will not include) any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading. To the Best Knowledge of Seller and Shareholder, there is no fact or matter that is not disclosed to Purchaser in this Agreement or the Schedules that materially and adversely affects or, so far as Seller or Shareholder can now reasonably foresee, could materially and adversely affect the condition (financial or otherwise) of any of the Assets or the Business or the ability of Seller or Shareholder to perform their respective obligations under this Agreement.

     5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

     5.1 Incorporation. Purchaser and Rush are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the State of Texas, respectively.

     5.2 Authorization. Purchaser has full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other laws affecting generally the rights of creditors or by principles of equity.

     5.3 SEC Documents. Rush has provided to Seller and Shareholder copies of its Annual Report on Form 10-K for the year ended December 31, 1998, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, its proxy statement with respect to the Annual Meeting of Stockholders held on May 18, 1999, and its Amendment No. 2 to Form S-1 Registration Statement and Prospectus to Form S-1 filed on Form 424(b)(4) (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Rush included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Rush and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (except in the case of interim period financial information for normal year-end adjustments). All material agreements, contracts and other documents required to be filed as exhibits to the SEC Documents have been so filed. The consolidated balance sheet included in Rush's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 reflects, as of the date thereof, all liabilities, debts and obligations of any nature, kind or manner of Rush and its subsidiaries, whether direct, accrued, absolute, contingent or otherwise, and whether due or to become due that are required to be reflected on such balance sheet under generally accepted accounting principles consistently applied.

     5.4 Brokers and Finders. No broker or finder has acted for Purchaser or Rush in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Purchaser or Rush.

     5.5 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or other charter documents or bylaws of Purchaser, or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which Purchaser is now a party or by which Purchaser or any of its properties or assets may be bound or affected; or (ii) result in any violation of any Governmental Requirement applicable to Purchaser.

     6. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER. All statements of fact contained in this Agreement, the Schedules, the Seller Certificate and the exhibits and annexes attached hereto delivered by or on behalf of Seller or Shareholder shall be deemed representations and warranties of Seller and Shareholder hereunder. Regardless of any investigation at any time made by or on behalf of Purchaser, all indemnifications, guarantees, covenants, agreements, representations and warranties made by Seller or Shareholder hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive for eighteen months after the Closing Date, except with respect to (a) the representations and warranties set forth in Section 4.6, which shall survive until the sixth anniversary of the Closing Date, (b) the representations and warranties set forth in Sections 4.16 and 4.17, which shall survive until the fifth anniversary of the Closing Date and (c) the representations and warranties set forth in Section 4.18, which shall survive the Closing Date indefinitely.

     7. CONTRACTS PRIOR TO THE CLOSING DATE.

     7.1 Approval of Contracts. Except in the ordinary course of business and consistent with past practice, Seller shall not enter into or amend any contracts related to the Business or the Assets between the date hereof and the Closing Date unless approved in writing by Purchaser. Seller will provide all information relating to each such contract or amendment that is necessary or requested by Purchaser to enable Purchaser to make an informed decision regarding approval of such contract or amendment.

     7.2 Contracts Included in Assets. Any contracts, agreements or commitments (or amendments to such items) related to the Business or the Assets that are entered into by Seller between the date hereof and the Closing Date and are approved pursuant to the provisions of Section 7.1, shall be included in the Assets (with no addition to the Purchase Price) and shall be assumed by Purchaser pursuant to Section 3.2.

     8. COVENANTS OF SELLER AND SHAREHOLDER PRIOR TO CLOSING DATE. Seller and Shareholder hereby covenant and agree that between the date of this Agreement and the Closing Date:

     8.1 Access to Information. Seller shall afford to the officers and authorized representatives of Purchaser access to the plants, properties, documents, books and records of Seller related to the Assets and the Business and shall furnish Purchaser with such financial and operating data and other information regarding the Assets and the Business and as Purchaser may from time to time reasonably request.

     8.2 General Affirmative Covenants. Seller shall, and Shareholder shall cause Seller to:

          (a) conduct the Business only in the ordinary course;

          (b) maintain the Assets in good working order and condition, ordinary wear and tear excepted;

          (c) perform all its obligations under agreements relating to or affecting the Assets or the Business;

          (d) keep in full force and effect adequate insurance coverage on the Assets and the operation of the Business;

          (e) use its best efforts to maintain and preserve the Business, and retain its present employees, customers, suppliers and others having business relations with it;

          (f) duly and timely file all reports or returns required to be filed with any Governmental Authority, and promptly pay all Taxes levied or assessed upon it or its properties or upon any part thereof;

          (g) duly observe and conform to all Governmental Requirements relating to the Assets or its properties or to the operation and conduct of its business and all covenants, terms and conditions upon or under which any of its properties are held;

          (h) remove and have released, by payment or otherwise, all liens and encumbrances of any nature whatsoever on the Assets (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement);

          (i) duly and timely take all actions necessary to carry out the transactions contemplated hereby;

          (j) deliver to Purchaser on or before the 15th day of each month true and correct unaudited monthly balance sheets and statements of income for the Business for the immediately preceding month;

          (k) deliver to Purchaser on or before the Closing Date any additional financial information reasonably requested by Purchaser to allow Purchaser to timely comply with its reporting requirements under the Exchange Act, all in form and substance sufficient to allow Purchaser to timely comply with such reporting requirements; and

          (l) preserve and maintain the goodwill of the Business.

     8.3 General Negative Covenants. Seller shall not take, and Shareholder will not permit Seller to take, any of the following actions without the prior written consent of Purchaser:

          (a) entering into or amending or assuming any contract, agreement, obligation, lease, license or commitment related to the Business or the Assets (or of a type included in the Assets) other than in accordance with the provisions of Section 7.1;

          (b) except in the ordinary course of business and consistent with past practice, selling, leasing, abandoning or otherwise disposing of any of the Assets, including, but not limited to, real property, machinery, equipment or other operating properties;

          (c) engaging in any activities or transactions that might adversely affect the Assets or the Business;

          (d) making any organizational change or personnel change, or increasing the compensation or benefits of any officer or employee of Seller, other than normal compensation and benefit adjustments in the ordinary course of the Business consistent with past practice; or

          (e) selling or agreeing to sell 10 or more new trucks in any single transaction or any series of related transactions at a gross margin of less than 3 1/2%, or purchasing or agreeing to purchase 10 or more used trucks in a single transaction or any series of related transactions.

     8.4 Disclosure of Misrepresentations and Breaches. If any of the representations or warranties of Seller or Shareholder hereunder are determined by Seller or Shareholder to have been incorrect when made, or are determined by Seller or Shareholder to be incorrect as of any date subsequent to the date hereof, or if any of the covenants of Seller or Shareholder contained in this Agreement have not been complied with timely, then Seller and Shareholder shall immediately notify Purchaser to such effect (provided that such notice shall in no way limit the rights of Purchaser (i) under Articles 10 and 17 to terminate this Agreement or refuse to consummate the transactions contemplated hereby or
(ii) to enforce any rights or remedies it may have hereunder).

     8.5 Government Filings. Seller and Shareholder shall cooperate with Purchaser and its representatives in the preparation of any documents or other material that may be required by any Governmental Authority in connection with the Assets or the

Business or the transactions contemplated hereby. With respect to any filing required by the HSR Act, Purchaser, on the one hand, and Seller, on the other hand, shall split the cost of any such filing fees, and each party shall pay their own attorneys' fees.

     8.6 Access to and Inspection of Premises, Facilities and Equipment. Seller shall afford the officers and authorized representatives of Purchaser access to the premises, facilities and tangible assets included in the Assets and the premises to be leased by Purchaser pursuant to the provisions of Article 15 for the purpose of inspecting such premises, facilities and equipment in such manner as Purchaser shall deem appropriate, including, but not limited to, an environmental inspection and audit to be conducted by GEO-Consul. The cost of such environmental inspection and audit shall be split equally between Purchaser and Seller, provided that GEO-Consul shall address all reports generated by such inspection and audit to Purchaser and Seller and shall authorize Purchaser and Seller to each rely on all reports generated by such inspection and audit. If upon completion of such inspection, Purchaser finds any conditions which Purchaser, in its sole discretion, considers to be unacceptable, Purchaser shall have the right to cause Seller to pay 50% of the first $200,000 to remedy such unacceptable condition and, in the event the amount required to remedy such unacceptable condition exceeds $200,000, Purchaser shall have the right to terminate this Agreement pursuant to Articles 10 and 17.

     9. COVENANTS REGARDING THE CLOSING.

     9.1 Covenants of Seller and Shareholder. Seller and Shareholder hereby covenant and agree that they shall (i) use commercially reasonable efforts to cause all of their representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use commercially reasonable efforts to cause all of their obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to Purchaser at the Closing the certificates, updated lists, notices, consents, authorizations, approvals, agreements, leases, transfer documents, receipts, and amendments contemplated by
Article 10 (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any of such additions or exceptions cause any of the conditions to Purchaser's obligations hereunder as set forth in Article 10 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Purchaser under Articles 10 and 18 to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

     9.2 Covenants of Purchaser. Purchaser hereby covenants and agrees that it shall (i) use commercially reasonable efforts to cause all of its representations and warranties set forth in this Agreement to be true on and as of the Closing Date,

(ii) use commercially reasonable efforts to cause all of its obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date (provided that failure by Purchaser to comply with a second requirement for information under the HSR Act or to comply with any requested divestiture of assets or to enter into any consent or similar order or agreement shall not constitute a failure of Purchaser to use commercially reasonable efforts), and
(iv) deliver to Seller at the Closing the certificate contemplated by Article 11 (with such additions or exceptions to such certificate as are necessary to make the statements set forth in such certificate accurate, provided that if any of such additions or exceptions cause any of the conditions to Seller's obligations hereunder as set forth in Article 11 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Seller under Articles 11 and 18 to terminate this Agreement or to refuse to consummate the transactions contemplated hereby).

     9.3 Inventory Audit. Within five days prior to Closing, Seller and Purchaser shall each appoint one or more representatives knowledgeable in the heavy duty truck business, and shall cause such representatives to conduct an audit (in accordance with generally accepted accounting principles, consistently applied) of the inventory of the Assets as of the Closing Date. Each party shall bear their cost of conducting such audit.

     10. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser hereunder are, at the option of Purchaser, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Purchaser, in its sole discretion):

     10.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each and all of the agreements and covenants of Seller and Shareholder to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects. Seller and Shareholder shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder to all such effects or disclosing any such representation or warranty not so true and correct or any such agreement or covenant not so performed.

     10.2 No Governmental Actions. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement. No Governmental Authority shall have taken any other action as a result of which the management of Purchaser reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

     10.3 No Adverse Change. No material adverse change in the Business shall have occurred, and no loss or damage to any of the Assets, whether or not covered by insurance, shall have occurred since the Balance Sheet Date, and Seller shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder to all such effects.

     10.4 Update of Contracts. Seller and Shareholder shall have delivered to Purchaser an accurate list, as of the Closing Date, showing (i) all agreements, contracts and commitments of the type listed on Part 4.8 of the Disclosure Schedule entered into since the date of this Agreement (including, but not limited to, amendments, if any, to the items listed on Part 4.8 of the Disclosure Schedule), and (ii) all other agreements, contracts and commitments related to the Business or the Assets entered into since the date of this Agreement, together with true, complete and accurate copies of all documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the items on the list (the "New Contracts"). Purchaser shall have the opportunity to review the New Contracts, and shall have the right to delay the Closing for up to five (5) days if it in its sole discretion Purchaser deems such a delay necessary to enable it to adequately review the New Contracts. All of the New Contracts that are approved in writing by Purchaser prior to the Closing, as it may be delayed, (whether such approval by Purchaser is given before or after Seller executes the New Contract) shall be included in the Assets (with no addition to the Purchase Price) and the future obligations of Seller thereunder shall be assumed by Purchaser pursuant to Section 3.2. Any New Contracts that are not approved in writing by Purchaser prior to the Closing, as it may be delayed, shall remain the sole obligation of Seller and shall not be assumed by Purchaser, and Purchaser shall have no obligation or liability with respect thereto.

     10.5 No Material Adverse Information. The investigations with respect to Seller, the Assets and the Business, performed by Purchaser's professional advisors and other representatives shall not have revealed any material adverse information concerning Seller, the Assets or the Business that has not been made known to Purchaser in writing prior to the date of this Agreement.

     10.6 Notices and Consents. No notice to or consent, authorization, approval or order of any Person shall be required for the consummation of the transactions contemplated by this Agreement (except for notices that have been duly and timely given and consents, authorizations and approvals that have been obtained). True and correct copies of all required notices, consents, authorizations and approvals shall have been delivered to Purchaser and shall be satisfactory in form and substance to Purchaser and its counsel.

     10.7 Employment Agreement. Shareholder shall have executed and delivered to Purchaser an employment agreement in substantially the form of the agreement attached hereto as Exhibit 10.7 (the "Employment Agreement").

     10.8 Lease Documents. Seller or Shareholder, as applicable, shall have executed and delivered to Purchaser the Lease Documents; Seller shall have executed, acknowledged and delivered to Purchaser the memorandum of lease required by each of the San Diego Lease, the PACLEASE Lease and the El Centro Lease; and the Adjoining Property Landlord shall have executed and delivered to Purchaser a landlord estoppel and consent relating to the Adjoining Property Lease in form and substance reasonably acceptable to Purchaser.

     10.9 Other Documents. Seller and Shareholder shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Purchaser or its attorneys may reasonably request.

     10.10 West Mission Road Lease. Seller shall have renegotiated the lease agreement covering property located on West Mission Road, Escondido, California where Seller's Escondido, California dealership is located on such terms and conditions acceptable to Purchaser, and Seller shall have assigned its rights in such renegotiated lease agreement to Purchaser pursuant to documentation acceptable to Purchaser.

     10.11 Dealer License. Purchaser shall have obtained written approval to be licensed as a New Motor Vehicle Dealer by the appropriate department or agency of the State of California to do business as a motor vehicle dealer at the present locations of the dealerships; provided, however, that Purchaser shall use its reasonable best efforts to secure such approval prior to Closing.

     10.12 Inventory Audit. The inventory audit contemplated by Section 9.3 shall have been completed and the results thereof shall be satisfactory to Purchaser.

     10.13 Due Diligence. Purchaser shall be satisfied with the results of its continuing legal, accounting and other due diligence regarding Seller and the Business.

     10.14 Dealership Agreement. Purchaser and PACCAR shall have executed and delivered a dealer sales and service agreement, and ancillary or related agreements, in form and substance satisfactory to Purchaser.

     10.15 Governmental Approvals. All necessary government and regulatory approvals have been obtained, and all required waiting periods under the HSR Act shall have expired or been terminated.

     11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Seller in its sole discretion):

     11.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each of the agreements and covenants of Purchaser to be performed on or before the Closing Date shall have been performed. Purchaser shall have delivered to Seller a certificate dated the Closing Date and executed by Purchaser to all such effects.

     11.2 Governmental Approvals. All necessary government and regulatory approvals have been obtained, and all required waiting periods under the HSR Act shall have expired or been terminated.

     11.3 Employment Agreement. Purchaser shall have executed and delivered to Shareholder the Employment Agreement.

     11.4 Lease Documents. Purchaser shall have executed and delivered to Seller or Shareholder, as applicable, the Lease Documents.

     11.5 Other Documents. Purchaser shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Seller or Shareholder or their attorneys may reasonably request.

     11.6 Inventory Audit. The inventory audit contemplated by Section 9.3 shall have been completed and the results thereof satisfactory to Seller.

     11.7 Registration Rights Agreement. If Shareholder elects to receive the warrant referenced in Section 3.1, Rush shall have executed and delivered to Seller a registration rights agreement in substantially the form of the agreement attached hereto as Exhibit 11.7 (the "Registration Rights Agreement").

     11.8 Norm Pressley. In the event of the death of Norm Pressley, the father of Shareholder, on or before the Closing Date, Shareholder shall have the option to require any or all of the heirs of Norm Pressley to agree in writing to be jointly and severally liable for the obligations of the Seller Indemnifying Parties under Article 13 and Seller shall be entitled to the proceeds of an accidental death and dismemberment insurance policy on the life of Norm Pressley in the face amount of $3,000,000 or such other amount as Seller and Purchaser may agree, the cost of which shall be borne equally between Purchaser and Shareholder.

     11.9 Operating Agreements. Purchaser shall have executed and delivered (a) an Operating Agreement relating to the GMC inventory of new and used vehicles, parts and accessories held by Seller as of the Closing in substantially the form of the agreement attached hereto as Exhibit 11.9(a) (the "GMC Operating Agreement") and (b) an Operating Agreement relating to the Hino inventory of new and used vehicles, parts and accessories held by Seller as of the Closing in substantially the form of the agreement attached hereto as Exhibit 11.9(b) (the "Hino Operating Agreement").

     12. SPECIAL CLOSING AND POST-CLOSING COVENANTS.

     12.1 Further Assurances. After Closing, as and when requested by any party hereto from time to time, the other parties hereto shall and shall cause their Affiliates to execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes of this Agreement, including without limitation, executing and delivering any instrument Purchaser may reasonably request to convey the Assets to Purchaser as required by this Agreement.

     12.2 Delivery of Funds and Other Assets Collected by Seller. To the extent Seller receives any funds or other assets in payment of receivables, or in connection with any other Assets, being sold to Purchaser pursuant hereto, Seller shall immediately deliver such funds and assets to Purchaser and take all steps necessary to vest title to such funds and assets in Purchaser.

     12.3 Change of Name of Seller. Immediately upon the occurrence of the Closing, Seller and Shareholder shall cease using the name "Norm Pressley Truck Center", "Pressley Peterbilt" and "Custom Truck Leasing" and all derivations thereof, and covenant and agree that after Closing they will not, directly or indirectly, use such names or any derivation thereof, in connection with selling, servicing, renting, leasing, insuring or financing new or used Class 3 through 8 trucks; provided (i) Shareholder may use such names for a period of one year following the Closing for the sole purpose of winding up the affairs of Seller, so long as such use does not involve selling, servicing, renting, leasing, insuring or financing new or used Class 3 through 8 trucks or interfere with the use of such name by Rush or any of its Affiliates, and (ii) Seller and Shareholder may use such names in connection with selling, renting or leasing any Excluded Asset.

     12.4 Access to Files. For a period of five years after the Closing, or such longer term as Seller or Shareholder may reasonably require if Seller or Shareholder is then involved in litigation or under investigation or audit by a governmental agency or bureau relating to Seller or the Assets, Purchaser shall maintain and give Seller and Shareholder and their respective representatives full access to the premises of

Purchaser and full access to, and shall permit Seller and Shareholder and their respective representatives, at their own expense, to make photocopies of, all originals of the files and records relating to Seller or the Assets.

     12.5 Exchange Act Filing; Cooperation. After the Closing, Seller shall, at the cost and expense of Purchaser, reasonably cooperate with and provide information to Purchaser as is necessary for Purchaser to comply with its reporting obligations under the Exchange Act.

     12.6 Non-disclosure of Confidential Information.

          (a) By Seller and Shareholder. Seller and Shareholder recognize and acknowledge that they have and will have access to certain confidential information) of Seller that is included in the Assets (including, but not limited to, lists of customers, and costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Seller and Shareholder agree that they will not disclose, and they will use their best efforts to prevent disclosure by any other Person of, any such confidential information to, nor any discussion of any of the terms of this Agreement with, any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser. Seller and Shareholder recognize and agree that violation of any of the agreements contained in this Section 12.6(a) will cause irreparable damage or injury to Purchaser, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Purchaser shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Purchaser may have at law or in equity against Seller or Shareholder.

          (b) By Purchaser. Purchaser recognizes and acknowledges that it may have access to certain confidential information of Seller that is not included in or connected with the Assets and not used or necessary for the Business that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Seller. Purchaser agrees that it will not disclose, and will use its best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser. Purchaser recognizes and agrees that violation of any of the agreements contained in this Section 12.6(b) will cause irreparable damage or injury to Seller, the exact amount of which may be impossible to ascertain, and that, for such reason, among others, Seller shall be entitled to an injunction, without the necessity of posting bond therefor, restraining any further violation of such agreements. Such rights to any injunction shall be in addition to, and not in limitation of, any other rights and remedies Seller may have at law or in equity against Purchaser.

          (c) Exceptions. The foregoing restrictions will not apply to any information which (a) becomes available to the public generally (otherwise than by reason of a breach of the provisions of this Section 12.6), (b) can be shown by written records to have been known by the disclosing party prior to the date of this Agreement or (c) is lawfully acquired by the disclosing party from another person. In the event any confidential information protected by this Section 12.6 is required to be disclosed under court or governmental order, rule or regulation, the party required to disclose such confidential information shall immediately provide the party entitled to protection hereunder with notice thereof and shall give full and complete cooperation to such party in its efforts to object to, and to obtain protection of any confidential information that is the subject of, such required disclosure.

     12.7 Assignment of Contracts. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (i) any Contract which, as a matter of law or by its terms, is non-assignable without the consent of the other parties thereto unless such consent has been given, or (ii) any Contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every Contract and claim of the character described in clauses (i) and (ii) above and all claims and demands on such Contracts may be realized for the benefit of Purchaser, Seller, at the request and expense and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such Contracts may be performed in such manner that the value of such Contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the moneys due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim. Seller shall promptly pay over to Purchaser all moneys collected by or paid to it in respect of every such contract, claim or demand. Nothing in this Section 12.7 shall relieve Seller or Shareholder of their obligations to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser, or shall relieve Seller or Shareholder from any liability to Purchaser for failure to obtain such consents.

     12.8 Non-Compete, Non-Solicitation.

          (a) Non-Competition. In consideration of the benefits of this Agreement to Seller and Shareholder and as a material inducement to Purchaser to enter into this Agreement and to pay the Purchase Price, Seller and Shareholder, hereby covenant and agree that for a period of five years after the Closing Date, Seller and Shareholder shall not, and each shall cause their Affiliates not to, directly or indirectly, as proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages in the sale, servicing, renting, leasing, insuring or financing of new or used Class 3 through 8 trucks (not including construction equipment) in any geographical or commercial markets in which Rush or any of its Affiliates (including Purchaser) conducts such business on the Closing Date; provided, however, the foregoing shall not, in any event, prohibit Seller or Shareholder from (i) purchasing and holding as an investment not more than 1% of any class of publicly traded securities of any entity which conducts such business, so long as neither Seller nor Shareholder participates in any way in the management, operation or control of such entity or (ii) selling, leasing or otherwise disposing of any vehicles, parts and accessories inventory or chassis kits held by the Business as of the Closing Date that are not transferred to Purchaser pursuant to the terms of this Agreement. It is further recognized and agreed that, even though the activity may not be restricted under the foregoing provision, for a period of five years following the Closing Date, neither Seller nor Shareholder shall, and each shall cause their Affiliates not to, provide any services to any person or entity which may be used against, or in conflict with the interests of, Purchaser or an Affiliate of Purchaser.

          (b) Judicial Reformation. Seller and Shareholder acknowledge that, given the nature of Purchaser and its Affiliates' business, the covenants contained in this Section 12.8 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of Purchaser and its Affiliates' business and to protect their legitimate business interests. If, however, this Section 12.8 is determined by any court of competent jurisdiction or an arbitrator pursuant to Section
     20.1 to be unenforceable by reason of it extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court or arbitrator.

          (c) Customer Lists, Non-Solicitation. In consideration of the benefits of this Agreement to Seller and Shareholder and as a material inducement to Purchaser to enter into this Agreement and to pay the Purchase Price, Seller and Shareholder hereby further covenant and agree that for a period of five years following the Closing Date, Seller and Shareholder shall not, and each shall cause their Affiliates not to, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of Seller, Purchaser or any Affiliate of Purchaser or any other information pertaining to them, (b) call on, solicit, take away or attempt to call on, solicit or take away any clients or customers of Seller, Purchaser or any Affiliate of Purchaser, or (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of Seller, Purchaser or any Affiliate of Purchaser.

          (d) Equitable Relief. In the event of a breach or a threatened breach by Shareholder or Seller of any of the provisions contained in this Section 12.8, each acknowledges that Purchaser and its Affiliates will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, Purchaser shall be entitled, without the necessity of posting a bond, to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that Purchaser may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

          (e) Covenants Independent. The covenants of Seller and Shareholder contained in this Section 12.8 will be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by Seller or Shareholder, or any of them, against Purchaser or any Affiliate of Purchaser will not constitute a defense to the enforcement by Purchaser of said provisions. Seller and Shareholder understand that the provisions contained in this Section 12.8 are essential elements of the transactions contemplated by this Agreement and, but for their agreement to be bound by the provisions of this Section 12.8, Purchaser would not have agreed to enter into this Agreement and the transactions contemplated herein. Seller and Shareholder have each been advised to consult with, and each represents that it or he has consulted with, counsel in order to be informed in all respects concerning the reasonableness and propriety of the provisions of this Section 12.8 and each acknowledges that the provisions of this Section 12.8 are reasonable in all respects.

     12.9 Agreement Regarding GMC Excluded Assets. If as of the date that is six months after the Closing Date, Purchaser has not entered into a dealer sales and service agreement with GMC, the GMC Excluded Assets have not been sold pursuant to the GMC Operating Agreement and Seller is not able to transfer the GMC Excluded Assets to GMC or an Affiliate of GMC, Purchaser will purchase the GMC Excluded Assets from Seller and Seller shall sell the GMC Excluded Assets to Purchaser for the price indicated for such items in Section 3.1. The closing for such sale and purchase shall take place at a date and time that is mutually agreeable to the parties, which shall be no more than 30 days after Seller provides Purchaser written notice that Seller is not able to transfer the GMC Excluded Assets to GMC or an Affiliate of GMC. Seller, at its sole cost and expense, shall provide all documentation and evidence reasonably requested by Purchaser to enable Purchaser to verify that the conditions to Purchaser's purchase obligations hereunder have been satisfied. At such closing, Purchaser shall pay the amount due Seller by wire transfer of immediately available funds to an account designated by Seller.

     12.10 Agreement Regarding Hino Excluded Assets. If as of the date of termination of the Hino Operating Agreement, Purchaser has entered into a dealer sales and service Agreement with Hino, Purchaser will purchase the Hino Excluded Assets to the extent not previously sold under the Hino Operating Agreement from Seller and Seller shall sell such Hino Excluded Assets to Purchaser for the price indicated for such assets in Section 3.1. The closing for such sale and purchase shall take place at a date and time that is mutually agreeable to the parties, which shall be no more than 30 days after the termination date of the Hino Operating Agreement. Seller, at its sole cost and expense, shall provide all documentation and evidence reasonably requested by Purchaser to enable Purchaser to verify the conditions to Purchaser's purchase obligations hereunder have been satisfied. At such closing, Purchaser shall pay the amount due Seller by wire transfer of immediately available funds to an account designated by Seller.

     13. INDEMNITY BY SELLER AND SHAREHOLDER.

     13.1 Indemnity. Seller and Shareholder (collectively, the "Seller Indemnifying Parties" and individually, a "Seller Indemnifying Party") shall, and hereby do, jointly and severally indemnify, hold harmless and defend Purchaser and its officers, directors, employees, agents, consultants, representatives and Affiliates (collectively, the "Purchaser Indemnified Parties") from and against any and all penalties, demands, damages, punitive damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including, without limitation, interest and penalties thereon) and remediation costs and expenses (including, without limitation, reasonable attorneys' fees), of or to any of the Purchaser Indemnified Parties ("Purchaser Damages"), which may now or in the future be paid, incurred or suffered by or asserted against the Purchaser Indemnified Parties by any Person resulting or arising from or incurred in connection with any one or more of the following (provided that this Section
13.1 shall not apply to any items that have been expressly assumed by Purchaser under this Agreement):

          (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets or the Business to the extent such liability or claim for liability arises in connection with any action, omission or event occurring on or prior to the Closing Date (including, but not limited to, claims for product liability with respect to products manufactured, distributed or sold by Seller on or prior to the Closing Date);

          (b) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any liens, obligations or encumbrances of any nature whatsoever against or in any way related to the Assets or the Business which have not been expressly assumed by Purchaser hereunder;

          (c) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to Taxes of Seller;

          (d) any liability or claim for liability (whether or not successful) related to any lawsuit or threatened lawsuit or claim involving any Seller Indemnifying Party other than claims brought by the Seller Indemnifying Parties pursuant to Article 14;

          (e) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of a Seller Indemnifying Party under this Agreement or from any misrepresentation in or omission from any Schedule, the Seller Certificate or the exhibits and annexes hereto;

          (f) any liability or claim for liability against Purchaser or any of the Assets to the extent such liability or claim for liability arises in connection with the failure of Purchaser and Seller to comply with any applicable bulk transfer law; and

          (g) all actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including costs of court and reasonable attorneys' fees) incident to any of the foregoing.

     13.2 Environmental Liability of the Seller Indemnifying Parties. Notwithstanding anything herein to the contrary, the Seller Indemnifying Parties shall have no liability or obligation to indemnify hereunder for any Purchaser Environmental Liabilities or obligations arising from acts, events or omissions occurring prior to Seller's operation of the Business on any real property owned, leased or used by Seller or any environmental condition or liability disclosed on the Disclosure Schedule. The Seller Indemnifying Parties, jointly and severally, shall retain liability for, and any Seller Indemnifying Parties, jointly and severally, shall indemnify, hold harmless and defend the Purchaser Indemnified Parties from and against all claims (whether in contract, in tort or otherwise, and whether or not successful), fines, penalties, liabilities, damages and losses, including but not limited to remedial, removal, response, abatement, clean-up, investigation and monitoring costs and any other related costs and expenses incurred (whether any claims or causes of action relating thereto be asserted in common law or under statute and regardless of form including strict liability and negligence) (collectively referred to as "Purchaser Environmental Liabilities") arising from (a) any violation of any Requirement of Environmental Law or Environmental Permits (as those terms are hereinafter defined) of any Seller Indemnifying Party occurring or existing between the date Seller began conducting business on each parcel of real estate owned, leased or used by Seller and the Closing Date, (b) any acts, omissions, conditions, facts, or circumstances occurring or existing between the date Seller began conducting business on each parcel of real estate owned, leased or used by Seller and the Closing Date with respect to the Assets, the Business or the operations of Seller which give rise to an Environmental Claim (as hereinafter defined) before or after the date hereof, and (c) any failure of any Seller Indemnifying Party to obtain or maintain, between the date Seller began conducting business on each parcel of real estate owned, leased or used by Seller and the Closing Date, any Environmental Permit. For purposes of this
Section 13.2 the term "Environmental Claim" means any action, lawsuit, claim or proceeding by any Person relating to the Assets or the Business or the operations or the business of Seller which seeks to impose liability for (i) noise, (ii) pollution or contamination or threatened pollution or contamination of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances or (v) non-compliance with any

Requirement of Environmental Law. An "Environmental Claim" includes, without limitation, a proceeding to terminate a permit or license to the extent that such a proceeding attempts to redress violations of the applicable permit or license or any Requirement of Environmental Law as alleged by any Governmental Authority. For purposes of this Section 13.2 the term "Environmental Permit" means any permit, license, approval or other authorization related to, used in connection with or necessary for the operation or use of the Business or the Assets, or the operations or the businesses of Seller under any applicable Requirement of Environmental Law. For purposes of this Section 13.2 the term "Requirement of Environmental Law" means all Governmental Requirements related to health or the environment, including, but not limited to, all Governmental Requirements that relate to (i) noise, (ii) pollution or protection of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances, or (v) any other matters related to health or the environment.

     13.3 Notice of Claim. Purchaser agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it or any Purchaser Indemnified Party of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any Person with respect to any matter as to which any of the Purchaser Indemnified Parties are entitled to indemnity under the provisions of this Agreement (such actions being collectively referred to herein as a "Purchaser Claim"), Purchaser will give prompt notice thereof in writing to the Seller Indemnifying Parties together with a statement of such information respecting any of the foregoing as it shall then have; provided that any delay in giving or failure to give such notice shall not limit the rights of Purchaser or any Purchaser Indemnified Party to indemnity hereunder except in accordance with the time limitations provided in Section 13.10 and to the extent that the Seller Indemnifying Parties are shown to have been damaged by such delay or failure.

     13.4 Right of the Seller Indemnifying Parties to Participate in Defense. With respect to any Purchaser Claim as to which any of the Purchaser Indemnified Parties seeks indemnity hereunder, Purchaser shall provide the Seller Indemnifying Parties with the opportunity to participate in the defense of such Purchaser Claim with counsel of the Seller Indemnifying Parties' choice and at the Seller Indemnifying Parties' cost and expense and shall not, without the consent of Shareholder, which consent shall not be unreasonably withheld, settle any such Purchaser Claim, so long as the Seller Indemnifying Parties shall have unconditionally acknowledged their obligation to indemnify hereunder with respect to such Purchaser Claim. To the extent reasonably requested by Purchaser, shall reasonably cooperate with Purchaser and its representatives and counsel in any dispute or defense related to any Purchaser Claim.

     13.5 Payment. The Seller Indemnifying Parties shall promptly pay to Purchaser or such other Purchaser Indemnified Party as may be entitled to indemnity hereunder in cash by wire transfer the amount of any Purchaser Damages to which Purchaser or such Purchaser Indemnified Party may become entitled by reason of the provisions of this Agreement.

     13.6 Limit of Liability of Shareholder. Notwithstanding any other provisions of this Agreement, the aggregate liability of the Seller Indemnifying Parties under this Agreement shall be limited to $500,000, except that such limit shall be $2,000,000 for breach of the representations and warranties set forth in Sections 4.6, 4.16 and 4.17 or any indemnification claim relating to environmental matters.

     13.7 Limitations on Indemnification. Notwithstanding any provision of this Agreement, the Seller Indemnifying Parties shall not be liable for any matter that could be made the subject of a claim under this Article 13 regarding any claims, losses, expenses or other liabilities until the aggregate amount thereof exceeds $50,000 and after such threshold amount has been attained, all claims, other than those aggregated to reach the threshold, shall be indemnified hereunder.

     13.8 Insurance and Refunds. The Seller Indemnifying Parties' indemnification obligations shall be reduced to the extent that the subject matter of the claim is covered by and paid to Purchaser or its Affiliates pursuant to a warranty or indemnification from a third party or third party insurance. The amount of indemnification due from the Seller Indemnifying Parties with respect to any claim shall be reduced by the effect of any tax deduction, credit, refund or other tax benefit to Purchaser or it Affiliates relating to the same tax period and resulting from the subject matter of that claim and such indemnification.

     13.9 Offset Provisions. Notwithstanding any other provisions of this Agreement, in the event, between the Closing Date and the date the Bonus Payment is paid, the Seller Indemnifying Parties becomes obligated to pay sums to Purchaser or any Purchaser Indemnified Party under this Agreement or any of the documents or agreements referenced herein or contemplated hereby (whether as a result of indemnity, breach of contract or otherwise), Purchaser shall have the right to and shall be obligated to reduce and offset payments due on the Bonus Payment in such amount or amounts as Purchaser (and any Purchaser Indemnified Party that is not promptly paid by the Seller Indemnifying Parties) is entitled to receive from the Seller Indemnifying Parties, and any such offset shall be deemed to be a payment of the Bonus Payment to the extent of such offset; provided, however, that any such offset shall not relieve the Seller Indemnifying Parties from paying all amounts that are due in excess of the amount offset. Prior to any offset under this Section 13.9, Purchaser shall have provided to the Seller Indemnifying Parties a notice of Purchaser Claim as described in Section 13.3 or an otherwise reasonably detailed description of the matter giving rise to such offset.

     13.10 Time Limits for Indemnity Claims. Any claim for indemnification under this Article 13 must be made within the time periods set forth in Article 6.

     14. INDEMNITY BY PURCHASER.

     14.1 Indemnity. Purchaser shall, and hereby does indemnify, hold harmless and defend Seller and Shareholder (the "Seller Indemnified Parties") at all times from and after the date of this Agreement, from and against any and all penalties, demands, damages, punitive damages, losses, liabilities, suits, costs, costs of any settlement or judgment, claims of any and every kind whatsoever, refund obligations (including, without limitation, interest and penalties thereon), remediation costs and expenses (including, without limitation, reasonable attorneys' fees), of or to any of the Seller Indemnified Parties ("Seller Damages"), which may now or in the future be paid, incurred or suffered by or asserted against the Seller Indemnified Parties by any Person resulting or arising from or incurred in connection with any one or more of the following:

          (a) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related in any way to the Assets or the Business to the extent such liability or claim for liability arises in connection with any action, omission or event occurring after the Closing Date (including, but not limited to, claims for product liability with respect to products manufactured, distributed or sold by Purchaser after the Closing Date); and

          (b) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to Seller or Shareholder pursuant to the terms of this Agreement.

     14.2 Environmental Liability of Purchaser. Notwithstanding any other provision of this Agreement, including, but not limited to the rights to indemnity set forth in Section 14.1, and in addition thereto, Purchaser shall indemnify, hold harmless and defend the Seller Indemnified Parties, at all times from and after the Closing Date, from and against all claims (whether in contract, in tort or otherwise, and whether or not successful), fines, penalties, liabilities, damages and losses, including but not limited to remedial, removal, response, abatement, clean-up, investigation and monitoring costs and any other related costs and expenses incurred (whether any claims or causes of action relating thereto be asserted in common law or under statute and regardless of form including strict liability and negligence) (collectively referred to as "Seller Environmental Liabilities") arising from (a) any violation of any Requirement of Environmental Law or Environmental Permits (as those terms are hereinafter defined) of Purchaser occurring after the Closing Date, (b) any acts, omissions, conditions, facts, or circumstances occurring after the Closing Date with respect to the Assets, the Business or the operations of Purchaser which give rise to an Environmental Claim (as hereinafter defined) during the time Purchaser is the owner of the Assets and the operator of the Business, and
(c) any failure of Seller or Shareholder to obtain or maintain after the Closing Date, any Environmental Permit. For purposes of this Section 14.2, the term "Environmental Claim" means any action, lawsuit, claim or proceeding by any Person relating to the Assets or the Business or the operations or the Business which seeks to impose liability for (i) noise, (ii) pollution or contamination or threatened pollution or contamination of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances or (v) non-compliance with any Requirement of Environmental Law. An "Environmental Claim" includes, without limitation, a proceeding to terminate a permit or license to the extent that such a proceeding attempts to redress violations of the applicable permit or license or any Requirement of Environmental Law as alleged by any Governmental Authority. For purposes of this
Section 14.2, the term "Environmental Permit" means any permit, license, approval or other authorization related to, used in connection with or necessary for the operation or use the Business or the Assets, or the operations or the Business under any applicable Requirement of Environmental Law. For purposes of this Section 14.2, the term "Requirement of Environmental Law" means all Governmental Requirements related to health or the environment, including, but not limited to, all Governmental Requirements that relate to (i) noise, (ii) pollution or protection of the air, surface water, groundwater or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances, or
(v) any other matters related to health or the environment. Notwithstanding anything herein to the contrary, Purchaser shall have no liability or obligation to indemnify hereunder for any Seller Environmental Liabilities or obligations arising from acts, events or omissions occurring after Purchaser ceases to operate the Business on any of the premises to be owned, leased or used by Purchaser pursuant to the provisions of Article 15.

     14.3 Notice of Claim. Seller and Shareholder agree that upon their discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by Seller or Shareholder of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any Person with respect to any matter as to which Seller or Shareholder is entitled to indemnity under the provisions of this Agreement (such actions being collectively referred to herein as a "Seller Claim"), Seller and Shareholder will give prompt notice thereof in writing to Purchaser together with a statement of such information respecting any of the foregoing as they shall then have; provided that any delay in giving or failure to give such notice shall not limit the rights of Seller or Shareholder to indemnity hereunder except to the extent that Purchaser is shown to have been damaged by such delay or failure.

     14.4 Right of Purchaser to Participate in Defense. With respect to any Seller Claim as to which Seller or Shareholder seeks indemnity hereunder, Seller and Shareholder shall provide Purchaser with the opportunity to participate in the defense of such Seller Claim with counsel of Purchaser's choice and at Purchaser's cost and expense. To the extent reasonably requested by Seller and Shareholder, Purchaser shall reasonably cooperate with Seller and Shareholder and their representatives and counsel in any dispute or defense related to any Seller Claim.

     14.5 Payment. The Purchaser Indemnifying Parties shall promptly pay to Seller and/or Shareholder, as applicable, in cash by wire transfer the amount of any Seller Damages to which Seller and/or Shareholder, as applicable, may become entitled by reason of the provisions of this Agreement.

     14.6 Limitations on Indemnification. Notwithstanding any provision of this Agreement, Purchaser shall not be liable for any matter that could be made the subject of a claim under this Article 14 regarding any claims, losses, expenses or other liabilities until the aggregate amount thereof exceeds $50,000 and after such threshold amount has been attained, all claims, other than those aggregated to reach the threshold, shall be indemnified hereunder.

     14.7 Insurance and Refunds. Purchaser's indemnification obligations shall be reduced to the extent that the subject matter of the claim is covered by and paid to Seller or its Affiliates pursuant to a warranty or indemnification from a third party or third party insurance. The amount of indemnification due from Purchaser with respect to any claim shall be reduced by the effect of any tax deduction, credit, refund or other tax benefit to either of Seller or its Affiliates relating to the same tax period and resulting from the subject matter of that claim and such indemnification.

     15. REAL PROPERTY.

          (a) San Diego, California Dealership. At Closing, Shareholder and Purchaser shall enter into a lease agreement in substantially the form of the Lease Agreement attached hereto as Exhibit 15(a) (the "San Diego Lease"), pursuant to which Shareholder will lease to Purchaser the property on which Seller's San Diego, California dealership is located.

          (b) Property Adjoining San Diego, California Dealership. At Closing, Seller shall assign to Purchaser its rights and Purchaser shall assume Seller's obligations under that certain Commercial Lease between Seller and Erickson Enterprises, formerly Red-e-Crete of San Diego ("Adjoining Property Landlord") dated May 26, 1994 (the "Adjoining Property Lease") relating to property adjoining the property on which Seller's San Diego dealership is located. To evidence such assignment and assumption, Seller and Purchaser shall enter into an Assignment and Assumption of Tenant's Interest in Lease in substantially the form attached hereto as Exhibit 15(b) (the "Adjoining Property Assignment"). Seller shall obtain all consents necessary to assign its rights and obligations under the Adjoining Property Lease to Purchaser at Closing.

          (c) PACLEASE Facility. At Closing, Shareholder and Purchaser shall enter into a lease agreement in substantially the form of the Lease Agreement attached hereto as Exhibit 15(c) (the "PACLEASE Lease"), pursuant to which Shareholder will lease to Purchaser the property on which Seller's PACLEASE facility is located in San Diego, California.

          (d) El Centro, California Dealership. At Closing, Norm Pressley, an individual, and The Smith Family Trust, joint owners (the "El Centro Landlord"), and Purchaser shall enter into a lease agreement in substantially the form attached hereto as Exhibit 15(d) (the "El Centro Lease"), pursuant to which the El Centro Landlord will lease to Purchaser the property on which Seller's El Centro, California dealership is located.

     16. SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.

     16.1 New Employees of Purchaser. It is the intention of Purchaser, and Seller hereby acknowledges and agrees with such position, that any employees of Seller that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, which ever is later. Such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and Purchaser, or as are otherwise provided by Purchaser, in its sole discretion.

     16.2 No Hiring Commitment. Purchaser specifically does not commit to hire any of the employees of the Business, and Seller specifically understands and acknowledges this fact. However, notwithstanding Purchaser's position, Purchaser will review its needs in anticipation of the purchase of the Assets with a view to hiring certain of the employees of Seller as of the Closing Date. In its review, Purchaser expects to be able to review employee records and conduct employee interviews. Seller agrees that after the date hereof it will make, on a confidential basis, its employee records available to Purchaser and permit Purchaser to contact its employees for the purpose of conducting employee interviews. Seller further agrees to make employees designated by Purchaser available to Purchaser for such purpose.

     16.3 Existing Employee Benefit Plans; Assumption of Vacation and Sick Leave Obligations. At the Closing, Purchaser shall assume Seller's obligations to employees of Seller hired by Purchaser for accrued but unused vacation and sick leave, and the Purchase Price shall be reduced by the dollar value of such obligation. Except for vacation and sick leave time assumed by Purchaser as set forth above, Purchaser shall have no obligation after the Closing to continue any pension plans or work benefit plans currently offered by Seller to its employees. Except for vacation and sick leave time assumed by Purchaser as set forth above, Seller and Shareholder jointly and severally agree to indemnify and hold harmless Purchaser from and against any claim which may arise because of the failure to continue such pension plans or work benefit programs.

     17. TERMINATION. This Agreement may be terminated without further obligation of the parties, as follows:

     17.1 Mutual Consent. This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties hereto.

     17.2 Failure of Conditions. This Agreement may be terminated by either party hereto, if the conditions, as set forth in this Agreement, to such party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination for any other reason shall not otherwise limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

     17.3 Failure to Close. This Agreement will automatically terminate on February 1, 2000, if the Closing shall not have occurred on or before such date, unless the parties shall have otherwise agreed in writing prior to such date. No party will be liable in damages to any other party as a result of termination pursuant to this Article 17 unless the failure of the Closing was due to the failure of such party to comply with the terms of this Agreement.

     18. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

          (a) If to Purchaser, at:

          If mailed:

               P.O. Box 34630
               San Antonio, Texas 78265

          If personally delivered or delivered by overnight courier:

               8810 I.H. 10 East
               San Antonio, Texas 78219

               Attention: W. Marvin Rush
               Facsimile No.: (210) 662-8017

          With a copy to:

               Fulbright & Jaworski L.L.P.
               300 Convent Street, Suite 2200
               San Antonio, Texas  78205

               Attention: Phillip M. Renfro, Esq.
               Facsimile No.:  (210) 270-7205

          (b) If to Seller or Shareholder, at:

               Scott Pressley
               3390 Lilac Summit
               Encinitas, California 92024

          With a copy to:

               Greenberg, Traurig, P.A.
               One East Camelback Road, Suite 1100
               Phoenix, Arizona 85012
               Attention: Robert S.  Kant, Esq.
               Facsimile No.: (602) 263-2900

Any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Article 18 shall be effective when received at the address for notice for the party to which the notice is given.

     19. GENERAL PROVISIONS.

     19.1 Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflict-of-law principles. The parties agree to submit to the jurisdiction of the State and federal courts of the State of California with respect to the breach or interpretation of Sections 12.3 and
12.8 of this Agreement or the enforcement of any and all rights, duties, obligations, powers and other relations among the parties arising under this Agreement. Exclusive venue for any action arising under Sections 12.3 and 12.8 of this Agreement shall be San Diego, San Diego County, California. Except for the provisions of Sections 12.3 and 12.8 of this Agreement, with respect to which Purchaser and its Affiliates expressly reserve the right to petition a court directly for injunctive and other relief, any claim, dispute or controversy of any nature whatsoever, including but not limited to tort claims or contract disputes between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to the terms and conditions of this Agreement, including the implementation, applicability or interpretation thereof, shall be resolved in accordance with the dispute resolution procedures set forth in Appendix A attached hereto and made a part hereof. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

     19.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current commercial arbitration rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.

     19.3 Entire Agreement. This Agreement, the Schedules and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Schedules or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

     19.4 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Agreement.

     19.5 Further Actions. From time to time, at the request of any party hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby.

     19.6 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

     19.7 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

     19.8 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

     19.9 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

     19.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

     19.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     19.12 Press Releases. No press releases or other public announcement with respect to this Agreement or the transactions contemplated herein shall be made prior to the Closing Date without the joint approval of Purchaser and Seller, except as required by law.

     19.13 Review of Counsel. Each party hereto acknowledges that it and its counsel have received, reviewed and been involved in the drafting of this Agreement and the agreements referenced herein to be executed at Closing and that normal rules of construction, to the effect that ambiguities are to be resolved against the drafting party, shall not apply.


                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

                                   PURCHASER:

                                   RUSH TRUCK CENTERS OF
                                   CALIFORNIA, INC.



                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   SELLER:

                                   NORM PRESSLEY'S TRUCK CENTER



                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   SHAREHOLDER:


                                   ---------------------------------------------
                                   Scott Pressley

                                   APPENDIX A

                          DISPUTE RESOLUTION PROCEDURES


     Re: Asset Purchase Agreement dated September 27, 1999 (including any amendments, the "Agreement"), by and among (i) Norm Pressley's Truck Center, a California corporation ("Seller"), (ii) Scott Pressley, contemplated to be the owner of a majority of the capital stock of Seller on the Closing Date ("Shareholder"), and (iii) Rush Truck Centers of California, Inc., a Delaware corporation ("Purchaser"). Unless otherwise defined in this Appendix A, terms defined in the Agreement and used herein shall have the meanings set forth therein.

     A. Related Parties. For purposes hereof, Seller and Shareholder shall be considered one party and Purchaser and Rush shall be considered one party.

     B. Negotiations. If any claim, dispute or controversy described in Section
20.1 of the Agreement (collectively, the "Dispute") arises, either party may, by written notice to the party, have the Dispute referred to the persons designated below for attempted resolution by good faith negotiations within 45 days (5 days with respect to any dispute under Section 13.9 of the Agreement) after such written notice is received. Such designated persons are as follows:

          1. Purchaser and Rush. The Chairman of the Board and Chief Executive Officer of Rush or his designee; and

          2. Seller and Shareholder. Shareholder or his or her designee.

Any settlement reached by the parties under this Paragraph B shall not be binding until reduced to writing and signed by both parties. When reduced to writing, such settlement agreement shall supersede all other agreements, written or oral, to the extent such agreements specifically pertain to the matters so settled. If the above-designated persons are unable to resolve such dispute within such 45-day period, either party may invoke the provisions of Paragraph C below.

     C. Arbitration. All Disputes shall be settled by negotiation among the parties as described in Paragraph A above or, if such negotiation is unsuccessful, by binding arbitration in accordance with procedures set forth in Paragraphs D and E below.

     D. Notice. Notice of demand for binding arbitration by one party shall be given in writing to the other party pursuant to notice provisions of the Agreement. In no event may a notice of demand of any kind be filed more than one
(1) year after the date the Dispute is first asserted in writing to the other party pursuant to Paragraph B above, and if such demand is not timely filed, the Dispute referenced in the notice given pursuant to Paragraph B above shall be deemed released, waived, barred and unenforceable for all time, and barred as if by statute of limitations.


                                 Appendix A-1-

     E. Binding Arbitration. Upon filing of a notice of demand for binding arbitration by either party, arbitration shall be commenced and conducted as follows:

          1. Arbitrators. All Disputes and related matters in question shall be referred to and decided and settled by a panel of three arbitrators, one selected by Purchaser, one selected by Shareholder and the third selected by the two arbitrators so selected. Selection of the arbitrators to be selected by Purchaser and Shareholder shall be made within ten (10) business days after the date of giving of a notice of demand for arbitration, and the two arbitrators so appointed shall appoint the third within 10 business days following their appointment. No person who has a bias, or financial or personal interest in the result of the arbitration or any past or present relationship with the parties or their representatives shall serve as arbitrator

          2. Cost of Arbitration. The cost of arbitration proceedings, including without limitation the arbitrators' compensation and expenses, hearing room charges, court reporter transcript charges etc., shall be borne by the parties equally or otherwise as the arbitrators may determine. The arbitrators may award the prevailing party its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrators are specifically instructed to award attorneys' fees for instances of abuse in the discovery process.

          3. Location of Proceedings. The arbitration proceedings shall be held in San Diego, California unless the parties agree otherwise.

          4. Pre-hearing Discovery. The parties shall have the right to conduct and enforce pre- hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to these limitations:

               (a) Each party may serve no more than one set of interrogatories limited to 30 questions, including sub-parts;

               (b) Each party may depose the other party's expert witnesses who will be called to testify at the hearing, plus two fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of no more than 24 hours of deposition time of the other party's witnesses), provided however, that the arbitrators may provide for additional depositions upon showing of good cause; and

               (c) Document discovery and other discovery shall be under the control of and enforceable by the arbitrators.

          5. Discovery Disputes. All discovery disputes shall be decided by the arbitrators. The arbitrators are empowered;

               (a) to issue subpoenas to compel pre-hearing document or deposition discovery;


                                 Appendix A-2-

               (b) to enforce the discovery rights and obligations of the parties; and

               (c) to otherwise control the scheduling and conduct of the proceedings.

Notwithstanding any contrary foregoing provisions, the arbitrators shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each alternative dispute resolution proceeding.

          6. Pre-hearing Conference. Within fifteen (15) days after selection of the third arbitrator, or as soon thereafter as is mutually convenient to the arbitrators, the arbitrators shall hold a pre-hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs and for the hearing, and to decide procedural matters and address all other questions that may be presented.

          7. Hearing Procedures. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows:

               (a) Documents shall be self-authenticating, subject to valid objection by the opposing party;

               (b) Expert reports, witness biographies, depositions and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person;

               (c) Charts, graphs and summaries shall be utilized to present voluminous data, provided (i) that the underlying data is made available to the opposing party thirty (30) days prior to the hearing, and (ii) that the preparer of each chart, graph or summary is available for explanation and live cross-examination in person;

               (d) The hearing should be held on consecutive business days without interruption to the maximum extent practicable; and

               (e) The arbitrators shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the Center for Public Resources.

          8. Governing Law. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C. Section 1, et seq.)

          9. Consolidation. No arbitration shall include, by consolidation, joinder or in any other manner, any additional person not a party to the Agreement, except by written consent of both parties containing a specific reference to these provisions.


                                 Appendix A-3-

          10. Award. The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitations, injunctive relief), but are not empowered to award exemplary, special or punitive damages. The award rendered by the arbitrators (a) shall be final, (b) shall not constitute a basis for collateral estoppel as to any issue and (c) shall not be subject to vacation or modification.

          11. Confidentiality. The parties hereto will maintain the substance of any proceedings hereunder in confidence and the arbitrators, prior to any proceedings hereunder, will sign an agreement whereby the arbitrators agree to keep the substance of any proceedings hereunder in confidence.


                                 Appendix A-4-

                                LIST OF EXHIBITS


                                  EXHIBIT 2.3

                              GENERAL CONVEYANCE,
                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                  EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

                                  EXHIBIT 11.7

                         REGISTRATION RIGHTS AGREEMENT

                                EXHIBIT 11.9(a)

                            GMC OPERATING AGREEMENT

                                EXHIBIT 11.9(b)

                            HINO OPERATING AGREEMENT

                                 EXHIBIT 15(a)

                                SAN DIEGO LEASE

                                 EXHIBIT 15(b)

                         ADJOINING PROPERTY ASSIGNMENT

                                 EXHIBIT 15(c)

                                 PACLEASE LEASE

                                 EXHIBIT 15(d)

                                EL CENTRO LEASE


                                  Exhibits-1-

                                LIST OF SCHEDULES



                                  SCHEDULE 2.1



                                  SCHEDULE 4.8



                                  SCHEDULE 3.6



                                  SCHEDULE 4.3


                                  Schedules-1-